Exhibit 10.2

LOAN AGREEMENT

among

DIRECTOR OF DEVELOPMENT
OF THE STATE OF OHIO

and

STARK COUNTY PORT AUTHORITY

and

HOF VILLAGE CENTER FOR PERFORMANCE, LLC

Dated

as of

October 1, 2022

(OHIO ENTERPRISE BOND FUND PROGRAM)
(CHAPTER 166, OHIO REVISED CODE, LOAN PROGRAM)

INDEX

(The Index is not a part of this Loan Agreement
and is only for convenience of reference).

i

EXHIBIT A	-	Description of the Project	A-1
EXHIBIT B	-	Disbursement Request Form, Cost Certification, and Terms and Conditions to Disbursement
EXHIBIT C	-	Form of TDD Bond
APPENDIX I	-	State Assistance Payment Schedule

ii

LOAN AGREEMENT

This LOAN AGREEMENT made and entered into as of October 1, 2022 among the Director of Development (the “Director”) of the State of Ohio (the “State”), acting on behalf of the State, the Stark County Port Authority, a port authority and a body corporate and politic organized and existing under the laws of the State of Ohio (the “Borrower”), and the HOF Village Center for Performance, LLC, a Delaware limited liability company (the “TDD Bonds Beneficiary”) under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

A. After making certain determinations pursuant to the Act, the Director is authorized, among other things, to lend money in the Facilities Establishment Fund to Persons for the purpose of paying Allowable Costs of an Eligible Project.

B. The Borrower, and the TDD Bonds Beneficiary have requested that the Director provide financial assistance for the Provision of the Project by providing the State Assistance to the Borrower, for the benefit of the TDD Bonds Beneficiary, subject to and in accordance with the terms of this Loan Agreement.

C. The Director has determined that the Project constitutes an Eligible Project and that the State Assistance to be provided pursuant to this Loan Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director, the Borrower, and the TDD Bonds Beneficiary agree as follows (provided, that any obligation of the Director created by or arising out of this Loan Agreement shall not be a general debt on the part of the Director or the State but shall be payable solely out of the Loan Payments (defined herein), revenues, and other income, charges, and moneys realized from this Loan Agreement and any obligation of the Borrower created by or arising out of this Loan Agreement shall never constitute a general debt of the Borrower or give rise to any pecuniary liability of the Borrower, but shall be payable or required to be satisfied by the Borrower solely from the Borrower Pledged Revenue to the extent it is available and permitted by the TDD Indenture to be used for that purpose):

[Balance of Page Intentionally Left Blank]

ARTICLE I

DEFINITIONS

Section 1.1. Use of Defined Terms. In addition to the words and terms elsewhere defined in this Loan Agreement, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates a different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

Section 1.2. Definitions. As used herein:

“Act” means Ohio Revised Code Chapter 166, as from time to time amended.

“Additional Payments” means the additional payments specified in Section 4.3 of this Loan Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the policies of such Person, directly or indirectly, whether through the power to appoint and remove its directors, the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Allowable Costs” means “allowable costs” of the Project within the meaning of the Act.

“Application” means the Application of the Borrower submitted to the Director requesting assistance under the Act.

“Authorized Borrower Representative” means the individuals at the time designated to act on behalf of the Borrower by written certificate furnished to the Director, TDD Bonds Beneficiary and the Trustee, containing the specimen signature of each such individual and signed on behalf of the Borrower. Such certificate may designate an alternate or alternates.

“Authorized TDD Bonds Beneficiary Representative” means the individuals at the time designated to act on behalf of the TDD Bonds Beneficiary by written certificate furnished to the Director, the Borrower and the Trustee, containing the specimen signature of each such individual and signed on behalf of the TDD Bonds Beneficiary. Such certificate may designate an alternate or alternates.

“Bonds” means $7,500,000 State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 2022-3 (Hall of Fame Village Project) (Federally Taxable).

“Borrower” means Stark County Port Authority, a port authority and a body corporate and politic organized and existing under the laws of the State of Ohio.

“Borrower Pledged Revenue” has the meaning assigned to the term “Authority HOFV TDD Pledged Revenue” in the TDD Indenture.

“Borrower Reserve Account” has the meaning assigned to “Series 2022A Debt Service Reserve Account” in the TDD Indenture.

“Borrower Revenue Fund” has the meaning assigned to the term “Authority Revenue Fund” in the TDD Indenture.

“City” means the City of Canton, Ohio, a municipal corporation organized and validly existing under the laws of the State.

“City Pledged Revenue” has the meaning assigned to the term “City HOFV TDD Pledged Revenue” in the TDD Indenture.

“Closing Date” means date of delivery of the Bonds to the original purchasers thereof.

“Collateral Proceeds Account” means the Series 2022-3 Collateral Proceeds Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

“Completion Date” means the date of completion of the Provision of the Project, which shall, as set forth in Section 3.5, occur not later than June 30, 2023.

“Completion Guaranty” means the Project Completion Guaranty dated as of October 19, 2022 from the Guarantor to and for the benefit of the Director, the Trustee, the Borrower, and the TDD Bonds Beneficiary as the same may be amended or supplemented from time to time in accordance with its terms.

“Cooperative Agreement” means the Cooperative Agreement dated as of October 1, 2022, by and among the Borrower, the City, the Guarantor and the TDD Trustee, as it may be amended or supplemented from time to time in accordance with its terms.

“Cost Certification” means a certification of the TDD Bonds Beneficiary, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred in completing the Provision of the Project, including a detail, by category, of all Allowable Costs.

“County” means the County of Stark, Ohio, a county and political subdivision duly organized and validly existing under the laws of the State.

“Debt Service Account” means the Debt Service Account, established pursuant to the General Bond Order, in the Economic Development Bond Service Fund.

“Debt Service Charges” has the meaning assigned to the term “Debt Service Charges” in the TDD Indenture.

“Director” means the officer of the State, appointed pursuant to Section 121.03 of the Ohio Revised Code, who administers and is the executive head of the Department of Development, and who by law performs the functions of that office, and any individual acting on behalf of the Director of Development pursuant to any delegation permitted by law.

“Disbursement Date” means the date or dates the proceeds of the State Assistance are disbursed from the Project Fund to the TDD Bonds Beneficiary pursuant to Section 3.3 and 3.4 hereof.

“Economic Development Bond Service Fund” means the Economic Development Bond Service Fund created by Section 166.08(S) of the Ohio Revised Code.

“Eligible Investments” means Eligible Investments as defined in the Trust Agreement.

“Eligible Project” means an “eligible project” within the meaning of the Act and with respect to the State Assistance means the Project.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any applicable federal, state, local, municipal, foreign, international, multinational, or other applicable constitutions, laws, ordinances, principles of common law, regulations, statutes or treaties designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten the Environment or public health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

“Event of Default” means any of the events described as an Event of Default in Section 9.1 hereof.

“Executive Officer” means the Chair or Vice Chair of the Board of Directors or the Administrator of the Borrower.

“Facilities Establishment Fund” means the Facilities Establishment Fund created by Section 166.03 of the Ohio Revised Code.

“Financing Approval Documents” means the Final Term Sheet dated May 26, 2022 with respect to the Project.

“First Half Account” shall have the meaning set forth in the General Bond Order.

“Force Majeure” means, without limitation:

(i)	acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; order or restraints of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; pandemics (excluding the COVID-19 pandemic); landslides; nuclear accidents; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions, breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies, or transportation; or

(ii)	any other cause, circumstance or event not reasonably within the control of the Borrower or the TDD Bonds Beneficiary.

“General Bond Order” means the General Bond Order of the Treasurer, dated April 11, 1988, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

“Governing Instruments” means, with respect to the to (i) the Borrower, the resolutions adopted by the Board of County Commissioners of the County pursuant to which the Borrower was created, together with its Bylaws, and (ii) with respect to the Guarantor and the TDD Bonds Beneficiary, their respective articles of incorporation and by-laws.

“Governmental Approvals” means consents, licenses and permits and all other authorizations or approvals required for Provision of the Project (exclusive of Tenant Improvements) in accordance with the Plans and Specifications, including any applicable zoning or building permits.

“Governmental Authority” means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

“Guarantor” means HOF Village Newco, LLC, a limited liability company organized under the laws of the State of Delaware.

“Guaranty” means, collectively, the Completion Guaranty and the Payment Guaranty.

“HOFV Collateral” has the meaning assigned to that term in Section 7.3 hereof.

“HOFV Complex” means, collectively and as the context requires, the mixed use commercial, cultural, educational, healthcare, housing, recreational and research facilities around the Pro Football Hall of Fame and Museum owned or controlled, or contemplated to be owned or controlled, by the Guarantor or any Affiliate of the Guarantor that owns or is proposed to own, control or undertake the development of an HOFV TDD Tourism Facility located, or contemplated to be located, in the HOFV TDD.

“HOFV TDD” means the TDD established by the City pursuant to Ohio Revised Code Section 715.014 and the HOFV TDD Establishment Legislation, as it may be enlarged from time to time in accordance with State law.

“HOFV TDD Establishment Legislation” means Ordinance No. 260/2016 passed by the Legislative Authority of the City on December 9, 2016, Ordinance No. 144/2017 passed by the Legislative Authority of the City on July 3, 2017 and Ordinance No. 198/2022 passed by the Legislative Authority of the City on September 19, 2022.

“HOFV TDD Tourism Facility” means a “tourism facility” as defined in the TDD Financing Act located, or to be located, within the HOFV TDD.

“Indebtedness” means all obligations for money borrowed and obligations for the payment of money in respect of purchase contracts or capitalized leases (but not including trade accounts payable and accrued expenses incurred in the ordinary course of business) and any other obligation for payment of principal and interest with respect to money borrowed, incurred or assumed by the TDD Bonds Beneficiary.

“Interest Rate for Advances” means (a) the interest rate borne by the Bonds, or (b) a rate which is one percent in excess of the prime or base interest rate then charged by the Trustee in its lending capacity as a lending bank, whichever is greater and lawfully chargeable.

“Issuance Expense Account” means the Series 2022-3 Issuance Expense Account created in the Series Bond Order.

“Legislative Authority” means, as to the Borrower, its Board of Directors.

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized ease or other title retention agreement).

“Loan Agreement” means this Loan Agreement, as from time to time amended or supplemented.

“Loan Documents” means, collectively, the Trust Agreement, the Supplement, the Bonds, this Loan Agreement, the Mortgage, the Guaranty, the Cooperative Agreement, the TDD Bond, the TDD Indenture, the UCC financing statements, and any other collateral documents delivered to evidence or secure the State Assistance, as from time to time amended or supplemented.

“Loan Payments” has the meaning assigned to that term in Section 4.2 hereof.

“Loan Term” means the period commencing upon the date of this Loan Agreement and ending on the date on which all obligations of the Borrower and the TDD Bonds Beneficiary hereunder have been paid.

“Market Conditions and Other Factors” means those conditions determined by the Director, with information and advice from the Federal Reserve Bank of Cleveland or other such written criteria as the Director reasonably deems appropriate. If applicable to the Project, the Director shall consider the following:

(i)	Two consecutive quarters of decline in manufacturing employment in the State as a whole or, when possible, by relevant manufacturing sector. Employment figures will be those reported by the Ohio Department of Job and Family Services.

(ii)	A decline, as a whole or relevant sector, in 12 of the 36 months as detailed in the Federal Reserve Bank’s national industrial production index.

(iii)	The performance of the relevant sector as reported in Standard & Poor’s “Industry Surveys”.

(iv)	Any decline of the automotive sector in 12 of the previous 36 months as detailed in the Federal Reserve’s national industrial production index in making a determination.

(v)	A decline in current economic activity within the Fourth Federal Reserve District as documented in the “Summary of Commentary in current Economic Conditions by Federal Reserve District.” http://federalreserve.gov/monetarypolicy/beigebook/default.htm

(vi)	A decline in either national employment or Gross Product in a specific industrial sector over the previous six quarters as documented by data provided by an established and well recognized supplier of national and regional economic data.

(vii)	Whether another business has located in the Project Site and employs individuals.

(viii)	Whether the TDD Bonds Beneficiary obtains a written agreement of the purchaser of the Project to assume the job creation and retention obligations set forth in this Loan Agreement.

(ix)	Whether a relocation of the operations of the businesses located on the Project Site is within the State and employs an equivalent number of jobs.

(x)	Any other information the Director determines in her or his reasonable judgment to be relevant under the circumstances.

“Mortgage” means the Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of October 19, 2022, from the TDD Bonds Beneficiary in favor of the Director, as from time to time amended or supplemented, and providing the Director with a second mortgage with respect to the Mortgaged Property (as defined in the Mortgage) located on the Project Site.

“Net Proceeds,” when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.

“Notice Address” means:

(a)	as to the Director:	Department of Development Business Services Division 28th Floor

77 South High Street
Columbus, Ohio 43215-6130

Telephone No.: (614) 466-5420
Attn: Office of Loan Administration

(b)	as to the Trustee:	The Huntington National Bank 525 Vine Street, 14th Floor Cincinnati, Ohio 45202

Telephone No.: (513) 639-8349
Attn: Rachel Nathe

(c)	as to the Borrower:	Stark County Port Authority

400 3rd Street SE, Suite 310

Canton, Ohio 44702

Telephone No.: (330) 453-5900
Attn: Ray Hexamer

(d)	as to the Guarantor and TDD Bonds Beneficiary:	HOF Village Newco, LLC HOF Village Center for Excellence, LLC 2626 Fulton Drive NW Canton, Ohio 44718 Telephone No.: (330) 458-9176 Attn: Eric Hess

(e)	as to the TDD Trustee:	The Huntington National Bank

200 Public Square, CM 23

Cleveland, Ohio 44114
Attention: Corporate Trust

or such additional or different address, notice of which is given under Section 11.3 hereof.

“Original Deposit” means $750,000, or 10% of the par amount of the Bonds, which amount initially shall be funded from proceeds of the Bonds and deposited in the Primary Reserve Account upon delivery of this Loan Agreement, in accordance with Section 4.4 hereof.

“Payment Guaranty” means the Guaranty of Payment dated as of October 19, 2022 from the Guarantor to and for the benefit of the Director, and the Trustee, as the same may be amended or supplemented from time to time in accordance with its terms

“Permitted Encumbrances” shall have the meaning given to such term under Section 2.4 of the Mortgage.

“Person” or words importing persons means firms, associations, partnerships (including, without limitation, general, limited and limited liability partnerships), joint ventures, societies, estates, trusts, corporations, limited liability companies, public or governmental bodies, other legal entities and natural persons.

“Placement Agent” means KeyBanc Capital Markets, Inc., an Ohio corporation.

“Plans and Specifications” means the plans and specifications or other appropriate documents describing the Project prepared by or at the direction of the TDD Bonds Beneficiary, as amended, modified or supplemented from time to time to the extent not prohibited by this Loan Agreement.

“Primary Reserve Account” means the Series 2022-3 Primary Reserve Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

“Private Placement Agreement” means the Private Placement Agreement among the Borrower, the Director, the Guarantor, the Placement Agent, and the Treasurer providing for the placement of the Series 2022-3 Bonds by the Placement Agent to the original purchasers thereof.

“Proceeds” shall have the meaning assigned to that term under the Uniform Commercial Code as in effect in the State of Ohio from time to time or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any property insurance, indemnity, warranty or guaranty payable to the Director or the TDD Bonds Beneficiary from time to time with respect to any of the HOFV Collateral, and (ii) any and all payments (in any form whatsoever) made or due and payable to the TDD Bonds Beneficiary from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the HOFV Collateral by any governmental authority (or any person acting under color of governmental authority).

“Project” or “Project Facilities” means the Center for Performance, a 100,000 square foot recreational facility to be located on the Project Site, a portion of the costs of which is to be paid or reimbursed from proceeds of the Bonds, constituting an Eligible Project as defined in the Act, as more specifically described in Exhibit A to this Loan Agreement and Exhibit A to the Mortgage.

“Project Fund” means the Series 2022-3 Project Fund, established pursuant to the Series Bond Order.

“Project Purposes” means the Provision of real and personal property, or any combination thereof, constituting an Eligible Project, for use by the TDD Bonds Beneficiary as a recreational facility, and including such uses and purposes as may result from a change in the Plans and Specifications and as may otherwise be permitted by the Act.

“Project Site” means the Project Site as defined and described on Exhibit A to the Mortgage, being the real property and improvements located at 1901 Champions Gateway NW, Canton, Ohio 44708 (Stark County Auditor Parcel Identification Number 10015058).

“Provision” means, as applicable, the acquiring, constructing, reconstructing, rehabilitating, renovating, enlarging, installing, improving, equipping or furnishing of the Project.

“Required Equity Contribution” means the equity contribution of the TDD Bonds Beneficiary in the amount of $5,461,674.

“Second Half Account” shall have the meaning set forth in the General Bond Order.

“Security Documents” means the Mortgage, the TDD Bond, the TDD Indenture and the Cooperative Agreement.

“Senior Mortgage” refers to the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing encumbering the Project and Project Site in favor of Midwest Lender Fund, LLC, a Delaware limited liability company, in the amount of $4,000,000 filed for record on April 29, 2022 and recorded as Instrument No. 202204290018843 of the Stark County, Ohio Records, and including any subsequent re-financings or replacements thereof.

“Series 2022A Debt Service Reserve Account” means the account established under the TDD Indenture.

“Series Bond Order” means Series Bond Order R3-22 adopted by the Treasurer on October 6, 2022, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

“State” means the State of Ohio.

“State Assistance” means the loan by the Director to the Borrower for the benefit of the TDD Bonds Beneficiary under the Ohio Enterprise Bond Fund Program established pursuant to Section 166.08 of the Act in the total sum of the State Assistance Amount.

“State Assistance Amount” means $7,500,000.

“Supplement” means the One Hundred Fortieth Supplemental Trust Agreement, dated as of October 1, 2022, between the Treasurer and the Trustee, of which the Series Bond Order is a part.

“TDD” means a “tourism development district,” as defined in the TDD Financing Act.

“TDD Bonds” means the Borrower’s Federally Taxable Special Obligation Revenue Bonds, Series 2022A (Hall of Fame Village Tourism Development District) in the amount of $7,500,000.

“TDD Bonds Beneficiary” means HOF Village Center for Performance, LLC, a Delaware limited liability company.

“TDD Financing Act” means, collectively, Section 307.768, Ohio Revised Code, and Article VIII, Section 2p of the Ohio Constitution, as each may be amended from time to time.

“TDD Indenture” means the Trust Indenture dated as of September 1, 2022, between the Borrower and the TDD Trustee, as amended or supplemented from time to time in accordance with its terms.

“TDD Trustee” means the corporate trustee serving as trustee under the TDD Indenture, initially The Huntington National Bank, together with its successors and assigns as trustee under the TDD Indenture.

“TDD Revenues” means the tax receipts collected by the City of Canton and delivered to the TDD Trustee for application to payment of the TDD Bonds.

“Treasurer” means the Treasurer of State of the State, or the officer who by law performs the functions of that office.

“Trustee” means the trustee at the time serving as such under the Trust Agreement, and as of the date of this Loan Agreement, The Huntington National Bank, Cincinnati, Ohio.

“Trust Agreement” means the Trust Agreement dated as of April 1, 1988 between the Treasurer and the Trustee, of which the General Bond Order is a part, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto (including, but not limited to, the Supplement) entered into in accordance with the provisions thereof.

Section 1.3. Certain Words and References. Any reference herein to the Director or the Borrower shall include those succeeding to the Director’s or the Borrower’s respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded, provided that no such amendment, modification, supplementation, revision or supersession shall alter the obligation of the Borrower to pay all the amounts payable hereunder on the terms provided herein.

The terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder” and similar terms refer to this Loan Agreement; and the term “heretofore” means before, and the term “hereafter” means after, the date of delivery of this Loan Agreement. Words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

[End of Article I]

ARTICLE II

DETERMINATION AND REPRESENTATIONS

Section 2.1. Determinations of the Director. Pursuant to the Act and on the basis of the representations and other information provided by the Borrower and the TDD Bonds Beneficiary, the Director has heretofore made certain determinations, including without limitation those set forth in the Financing Approval Documents, which are hereby confirmed and the Director hereby determines that the financial assistance to be provided by the State pursuant to this Loan Agreement will conform to the requirements of the Act, including Sections 166.07 thereof, and will further implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

Section 2.2. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) it is a port authority and a body corporate and politic organized and existing under the laws of the State of Ohio;

(b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the State Assistance, and the execution and delivery of the Loan Documents to which it is a party;

(c) to the best of its knowledge, it is not in violation of or in conflict with any provisions of the laws of the State that would impair materially its ability to carry out its obligations as set forth in any Loan Document to which it is a party;

(d) it has full power and authority to execute, deliver and perform the Loan Documents to which it is a party, to grant security interests under the other Security Documents to which it is a party, and to enter into and carry out the transactions contemplated thereby. Such execution, delivery and performance, and the grant of all security interests under the Security Documents, do not, and will not, violate any provision of law or any court order applicable to the Project, the Borrower, or the Governing Instruments of the Borrower and do not, and will not, conflict with or result in a default, under any agreement or instrument to which the Borrower is a party or by which it or any of its property or assets is or may be bound. The Loan Documents have, by proper action, been duly authorized, executed and delivered and constitute legal, valid and binding obligations of the Borrower, subject to bankruptcy, fraudulent conveyance and similar laws affecting creditors’ rights and the application of equitable principles and public policy;

(e) no consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor of the Borrower, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of a UCC Financing Statement, except for consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity that have been obtained or made;

(f) it has duly authorized the execution, delivery and performance of the Loan Documents to which it is a party and of the transactions contemplated thereunder;

(g) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under the Loan Documents to which it is a party by any successor public body;

(h) each Loan Document to which it is a party has been duly executed and delivered by the Borrower and, assuming the due authorization and execution of the applicable Loan Documents by the other parties thereto, all steps necessary to have been taken by the Borrower to constitute each Loan Document to which it is a party a legal, valid, binding and enforceable obligation of the Borrower, subject to bankruptcy, fraudulent conveyance and similar laws affecting creditors’ rights and the application of equitable principles and public policy, have been taken;

(i) the provision of financial assistance pursuant to the Financing Approval Documents and the Loan Documents has induced the Borrower to assist in the Provision of the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State;

(j) there are no actions, suits or proceedings pending for which Borrower has been served notice or process or, to the best of Borrower’s knowledge, threatened in writing against or affecting the Borrower, which, if adversely determined, would individually or in the aggregate materially impair the ability of the Borrower to perform any of its obligations under the Loan Documents or adversely affect the financial condition of the Borrower;

(k) it is not in default under any of the Loan Documents, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default provided that, no representation is made as to the payment of Borrower indebtedness or any agreement or instrument evidencing any such indebtedness where the source of payment of the indebtedness or performance of the agreement or instrument is payments or performance required to be made to, or for the benefit of, the Borrower by an unrelated third party under a financing lease, installment sale agreement or loan agreement or the property financed thereunder or proceeds of property financed by the Borrower under such an arrangement;

(l) Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of the Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Code;

(m) Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code;

(n) Borrower has determined that the none of the Borrower nor any of the officers, directors, principals, employees or owners of the Borrower are on the list of Specially Designated Nationals and Blocked Persons promulgated by the United States Department of the Treasury and located on the internet at https://home.treasury.gov/policy-issues/financial- sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists;

(o) no representation or warranty of the Borrower contained in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the Borrower (including, without limitation, the Application) contains any untrue statement of a material fact when made, or omits to state a material fact necessary to make the statements contained herein or therein not misleading when made. All representations and warranties made by the Borrower in any of the Loan Documents, and any statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the Borrower (including, without limitation, the Application) are hereby incorporated herein by reference thereto; provided that, as to any matters involving the HOFV Complex or the Project, including without limitation, its condition, cost, funding, operation or prospects, or involving the TDD Bonds Beneficiary or the Guarantor and their respective condition, financial or otherwise, function, operation, performance or prospects, any representation or warranty made by the Borrower is based exclusively on and qualified by information, representations and warranties made by the TDD Bonds Beneficiary and the Guarantor as to those matters, the Borrower having not made any independent investigation; and

(p) all proceeds of the State Assistance shall be used for the payment or reimbursement to the TDD Bonds Beneficiary of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the Borrower or any partner, member, officer, shareholder, director or employee of the Borrower as a fee, kick- back or consideration of any type. The Borrower has no identity of interest with any supplier, contractor, architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project.

Section 2.3. Representations and Warranties of the TDD Bonds Beneficiary. The TDD Bonds Beneficiary represents and warrants as follows:

(a) it is a limited liability company organized and existing under the laws of the State of Delaware;

(b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the State Assistance, and the execution and delivery of the Loan Documents to which it is a party;

(c) to the best of its knowledge, it is not in violation of or in conflict with any provisions of the laws of the State that would impair materially its ability to carry out its obligations as set forth in any Loan Document to which it is a party;

(d) it has full power and authority to execute, deliver and perform the Loan Documents to which it is a party, to grant security interests under the other Security Documents to which it is a party, and to enter into and carry out the transactions contemplated thereby. Such execution, delivery and performance, and the grant of all security interests under the Security Documents, do not, and will not, violate any provision of law or any court order applicable to the Project, the TDD Bonds Beneficiary, or the Governing Instruments of the TDD Bonds Beneficiary and do not, and will not, conflict with or result in a default, under any agreement or instrument to which the TDD Bonds Beneficiary is a party or by which it or any of its property or assets is or may be bound. The Loan Documents have, by proper action, been duly authorized, executed and delivered and constitute legal, valid and binding obligations of the TDD Bonds Beneficiary;

(e) no consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor or member of the TDD Bonds Beneficiary, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of a UCC Financing Statement, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity which have been obtained;

(f) it has duly authorized the execution, delivery and performance of the Loan Documents to which it is a party and of the transactions contemplated thereunder;

(g) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under the Loan Documents to which it is a party by any successor public body;

(h) each Loan Document to which it is a party has been duly executed and delivered by the TDD Bonds Beneficiary and, assuming the due authorization and execution of the applicable Loan Documents by the other parties thereto, all steps necessary have been taken to constitute each Loan Document to which it is a party a legal, valid, binding and enforceable obligation of the TDD Bonds Beneficiary;

(i) the provision of financial assistance pursuant to the Financing Approval Documents and the Loan Documents has induced the TDD Bonds Beneficiary to provide the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State;

(j) there are no actions, suits or proceedings pending for which TDD Bonds Beneficiary has been served notice or process or, to the best of TDD Bonds Beneficiary’s knowledge, threatened in writing against or affecting the TDD Bonds Beneficiary, or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the TDD Bonds Beneficiary to perform any of its obligations under the Loan Documents or adversely affect the financial condition of the TDD Bonds Beneficiary;

(k) it is not in default under any of the Loan Documents, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default;

(l) all Governmental Approvals have been or will be obtained with respect to the construction of the Project, and to TDD Bonds Beneficiary’s knowledge, all laws relating to the Provision of the Project have been complied with;

(m) the Provision of the Project will be completed by the TDD Bonds Beneficiary and the TDD Bonds Beneficiary will cause the Project to be operated and maintained by the TDD Bonds Beneficiary in the City of Canton, Stark County, Ohio in such a manner as to conform with all applicable Environmental Laws and zoning, planning, building and other governmental regulations imposed by any Governmental Authority and as to be consistent with the purpose of the Act;

(n) the TDD Bonds Beneficiary will use and operate the Project or cause the Project to be used and operated in a manner consistent with the Project Purposes at the Project Site until the end of the Loan Term, and the TDD Bonds Beneficiary knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of one or more uses or operations at the Project, the TDD Bonds Beneficiary will use its best efforts to cause an alternate use or operation by another Person, which will be consistent with the Act and this Loan Agreement;

(o) the Project Site is located within a zoning district in the City of Canton, Stark County, Ohio under zoning regulations which permit the operation of the TDD Bonds Beneficiary’s business thereon; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are available or will be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority;

(p) TDD Bonds Beneficiary is not a party in interest to any plan defined or regulated under ERISA, and the assets of the TDD Bonds Beneficiary are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Code;

(q) TDD Bonds Beneficiary is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code;

(r) TDD Bonds Beneficiary has determined that the none of the TDD Bonds Beneficiary nor Guarantor nor any of the officers, directors, principals, employees or owners of the TDD Bonds Beneficiary or Guarantor or its affiliates are on the list of Specially Designated Nationals and Blocked Persons promulgated by the United States Department of the Treasury and located on the internet at https://home.treasury.gov/policy-issues/financial- sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists;

(s) no representation or warranty of the TDD Bonds Beneficiary contained in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the TDD Bonds Beneficiary (including, without limitation, the Application) contains any untrue statement of a material fact when made, or omits to state a material fact necessary to make the statements contained herein or therein not misleading when made. All representations and warranties made by the TDD Bonds Beneficiary in any of the Loan Documents, and any statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the TDD Bonds Beneficiary (including, without limitation, the Application) are hereby incorporated herein by reference thereto;

(t) all proceeds of the State Assistance shall be used for the payment or reimbursement to the TDD Bonds Beneficiary of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the TDD Bonds Beneficiary or any partner, member, officer, shareholder, director or employee of the TDD Bonds Beneficiary as a fee, kick-back or consideration of any type. The TDD Bonds Beneficiary has no identity of interest with any supplier, contractor, architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project;

(u) upon completion of the Provision of the Project, the TDD Bonds Beneficiary will have good and marketable title to the Project, subject in all cases to the Permitted Encumbrances; and

(v) the TDD Bonds Beneficiary does hereby certify that it has obtained all required zoning, permits, plans and specifications, and utilities necessary in connection with the Project.

[End of Article II]

ARTICLE III

COMMENCEMENT AND COMPLETION OF THE PROJECT

Section 3.1. Provision of the Project. The TDD Bonds Beneficiary shall (a) cause the Provision of the Project at the Project Site in accordance with the Plans and Specifications; and (b) use reasonable efforts to construct, acquire, and install other facilities and real and personal property that the TDD Bonds Beneficiary deems necessary for the operation of the Project.

Section 3.2. Deposits to the Project Fund and the Issuance Expense Account. In order to provide funds for payment of a portion of the Allowable Costs of the Project, the Director, on the Closing Date, shall cause to be deposited to the Issuance Expense Account the sum of $225,262.00 and to the Primary Reserve Account $750,000, each of which shall be from proceeds of the Bonds, and to the Project Fund, the balance of such Bond proceeds and any premium. The TDD Bonds Beneficiary has incurred Allowable Costs of the Project in excess of the Required Equity Contribution prior to the Closing Date and has submitted to the Director evidence of the same, which evidence the Director hereby confirms as satisfying the Required Equity Contribution.

Section 3.3. Disbursement from the Project Fund. The Treasurer has, in the Supplement, authorized and directed the Trustee to disburse the moneys in the Project Fund for Allowable Costs of the Project. Each payment from the Project Fund shall be made only upon (A) the written request of an Authorized TDD Bonds Beneficiary Representative (in the form of Exhibit B attached hereto) submitted at the same time to the Borrower, the Director, the Trustee and the TDD Trustee, in which the Authorized TDD Bonds Beneficiary Representative shall certify with respect to each such payment: (i) that each item for which payment is requested is an Allowable Cost properly payable out of the Project Fund in accordance with the terms and conditions of this Agreement and none of the items for which the payment is proposed to be made has formed the basis for any payment theretofore made from the Project Fund, and (ii) that each item for which payment is proposed to be made is or was necessary in connection with the Provision of the Project, (B) satisfaction of the provisions of the Terms and Conditions to Disbursement, and (C) the written approval of the Director and the written approval, or deemed approval, of the Borrower. The Borrower shall be deemed to have approved a payment from the Project Fund if, within five (5) days after its receipt of a request for disbursement in the form of Exhibit B attached hereto, it has not delivered written notice of its disapproval of the requested payment to the Director, the Trustee, the TDD Trustee and the TDD Bonds Beneficiary. The Trustee shall be allowed a reasonable time, not to exceed fifteen (15) days, in view of the character of any investments in the Project Fund required to be liquidated for the purpose, for the making of any disbursement from the Project Fund authorized by this Section. In making such payment, the Trustee may rely upon such directions and accompanying certificates and shall not be required to make any investigation in connection therewith.

Section 3.4. Conditions to Disbursement of the State Assistance. The Director shall deliver the State Assistance Amount to the Trustee on the Closing Date, to be thereafter disbursed by the Trustee pursuant to Section 3.3 of this Agreement, provided the Director shall have received the following on or before the initial Disbursement Date:

(a) this Loan Agreement and the other Loan Documents, duly executed;

(b) a duly executed Power of Attorney to effect wire transfers, if applicable;

(c) a UCC-11 lien search for the TDD Bonds Beneficiary in form acceptable to the Director;

(d) [reserved];

(e) certification by the Borrower that (i) the Borrower representations and warranties made in the Application and the Loan Documents remain true, accurate and complete as of the Disbursement Date in all material respects, and (ii) no default or event which, by notice, the passage of time or otherwise, would constitute a default by the Borrower, exists under the Loan Documents;

(f) certification by the TDD Bonds Beneficiary that (i) the TDD Bonds Beneficiary representations and warranties made in the Application and the Loan Documents remain true, accurate and complete as of the Disbursement Date in all material respects, (ii) no default or event which, by notice, the passage of time or otherwise, would constitute a default, exists under the Loan Documents, (iii) that the value of the Project is, or upon completion will be, equal to or greater than the total amount of money expended in the Provision of the Project, and (iv) the aggregate amount of the State Assistance will not exceed 90% of the total Allowable Costs of the Project.

(g) evidence of the liability and property insurance required by the Loan Documents;

(h) (1) for Guarantor, a Certificate of Full Force and Effect issued by the Secretary of State of the State and dated within 10 days of the Closing Date; and (2) for the TDD Bonds Beneficiary, a Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated within 10 days of the Closing Date;

(i) (1) for TDD Bonds Beneficiary, a Certificate of Full Force and Effect issued by the Secretary of State of the State and dated within 10 days of the Closing Date; and (2) for Guarantor, a Certificate of Good Standing issued by the Secretary of State of the State, dated within 10 days of the Closing Date;

(j) [reserved];

(k) certified copies of the ordinances, resolutions or written actions of each of the Borrower, the City, the TDD Bonds Beneficiary, and the Guarantor authorizing execution and delivery of the Loan Documents to which each is a party and its performance thereunder;

(l) a certificate of incumbency as to the authorized representatives executing the Loan Documents on behalf of each of the Borrower, the City, the TDD Bonds Beneficiary, and the Guarantor;

(m) copies of the Governing Instruments of each of the Borrower, the TDD Bonds Beneficiary, and the Guarantor, certified to be true, correct, and complete;

(n) certification by the Guarantor that (i) the Guarantor’s representations and warranties made in the Guaranty remain true, accurate and complete as of the date of disbursement of the State Assistance in all material respects, and (ii) no default or event which, by notice, the passage of time or otherwise, would constitute a default, exists under the Guaranty;

(o) a copy of the Plans and Specifications;

(p) all licenses and permits required by any Governmental Authority;

(q) [reserved];

(r) an environmental Phase I assessment on the Project Site;

(s) [reserved];

(t) a copy of the ALTA survey of the Project Site;

(u) a copy of a commitment for an ALTA Loan Policy of Title Insurance;

(v) an opinion of legal counsel for the Borrower in the form set forth in the Private Placement Agreement;

(w) an opinion of legal counsel for the TDD Bonds Beneficiary and the Guarantor in the form set forth in the Private Placement Agreement;

(x) an opinion of legal counsel for the City in the form set forth in the Private Placement Agreement; and

(y) evidence that the TDD Bonds Beneficiary has satisfied the terms and conditions set forth on Exhibit B, and such other documents, instruments or certificates as the Director shall reasonably require.

Section 3.5. Establishment of Completion Date. Subject to Force Majeure or written extension approved by the Director, the TDD Bonds Beneficiary covenants that the Completion Date shall occur not later than June 30, 2023. The Completion Date shall be evidenced to the Director and the Borrower by a certificate signed by the Authorized TDD Bonds Beneficiary Representative stating that (i) all licenses and approvals for the Project required by any Governmental Authority have been obtained; (ii) Provision of the Project has been completed in accordance with the Plans and Specifications and all costs relating to Provision of the Project have been paid; (iii) all other facilities necessary in connection with the Project have been acquired and installed and all costs and expenses incurred in connection therewith have been paid; (iv) the TDD Bonds Beneficiary is satisfied with the Project as Provided, and as so Provided, together with any other facilities acquired and installed in connection with the Project, is suitable and sufficient for the efficient operation of the Project for the Project Purposes; and (v) all materially significant disputes, controversies or claims arising out of or in connection with the Provision of the Project and any other facilities necessary in connection with the Project have been resolved, satisfied or paid in full, as the case may be. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

Section 3.6. TDD Bonds Beneficiary Required to Pay Costs in Event State Assistance is Insufficient. In the event the moneys from the State Assistance available for payment of costs of the Project should not be sufficient to pay the portion of the Allowable Costs contemplated by this Loan Agreement to be paid therefrom, the TDD Bonds Beneficiary agrees, for the benefit of the Director and the Borrower, to complete the Project in all material respects and to pay all of the costs of the Project as may be in excess of the moneys so available. Guarantor has, in the Completion Guaranty, also agreed to pay all remaining costs. Neither the Director nor the Borrower makes any warranty, either express or implied, that the moneys which will be paid into the Project Fund or made available from the State Assistance and which under the provisions of this Loan Agreement will be available for payment of the Allowable Costs of the Project will be sufficient to pay the portion of the Allowable Costs contemplated to be paid therefrom. The TDD Bonds Beneficiary agrees that, if after exhaustion of the moneys from the State Assistance, the TDD Bonds Beneficiary or Guarantor should pay any portion of the said costs of the Project pursuant to the provisions of this Section, the TDD Bonds Beneficiary and Guarantor shall not be entitled to any reimbursement therefor from the Director, the Borrower or the Trustee, nor shall (i) the Borrower be entitled to any diminution in or postponement of the Loan Payments payable under Section 4.2 or Section 4.3 hereof or (ii) the Guarantor be entitled to any diminution in or postponement of payments under the Guaranty.

Section 3.7. Plans and Specifications; Inspections. At the Director’s option, the Director may designate an employee or officer of the State or may retain, at the TDD Bonds Beneficiary’s expense, an architect, engineer, appraiser or other consultant for the purpose of verifying costs and performing inspections of the Project as Provision of the Project progresses or reviewing any construction contracts and payment or performance bonds or other forms of assurance of completion of the Project; provided if the cost of any one inspection exceeds $2,500, the TDD Bonds Beneficiary shall have the right to review and approve such costs, such approval not to be unreasonably withheld, conditioned or delayed. Such inspections, reviews or approvals shall not impose any responsibility or liability of any nature upon the Director, the State or officers, employees, agents, representatives or designees of the Director or the State, or the Borrower or any officer, official, employee, agent, representative or designee of the Borrower or without limitation, make or cause to be made any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project. The TDD Bonds Beneficiary shall, at the written request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director and the Borrower concerning the status of completion and the expenditures for costs in respect thereof. The TDD Bonds Beneficiary may revise the Plans and Specifications from time to time in accordance with this Section 3.7 of this Loan Agreement.

The final Plans and Specifications as of the date of this Agreement shall be placed on file with the Director and the Borrower and may be changed from time to time by the TDD Bonds Beneficiary as the TDD Bonds Beneficiary determines to be reasonably necessary or desirable to enable the TDD Bonds Beneficiary to occupy and use the Project Facilities for the Project Purposes; provided that, (i) the TDD Bonds Beneficiary shall provide written notice to the Director and the Borrower of any such change involving an expenditure of more than $500,000 for an individual expenditure or $1,500,000 in the aggregate, (ii) any such change shall not materially diminish the fair market value of the Project from that which it would be if the Project Facilities were completed in accordance with the existing Plans and Specifications, (iii) any such change shall not change the use to be made of the Project from the Project Purposes or cause the Project to be used in a manner not permitted under the Act, (iv) and the TDD Bonds Beneficiary shall be responsible for any additional costs incurred as a result of any such change if proceeds of the Bonds are not sufficient to pay such additional costs.

Section 3.8. Remedies to be Pursued against Contractors and Subcontractors and their Sureties. In the event of default of any contractor or subcontractor under any construction contract made by TDD Bonds Beneficiary in connection with the Provision of the Project or in the event of a breach of warranty with respect to any materials, workmanship or performance guaranty, the TDD Bonds Beneficiary shall promptly proceed to the extent commercially reasonable, either separately or in conjunction with others, to exhaust its remedies against the contractor or subcontractor so in default and against each surety for the performance of such contract. Any amounts recovered as refunds or other adjustments to the cost of the Project in connection with the foregoing, after deduction of expenses incurred in such recovery, prior to the Completion Date shall be paid into the Project Fund, or if recovered after the Completion Date and the full disposition of the Project Fund in accordance with Section 3.5 hereof, shall be paid to the Trustee for deposit in the Collateral Proceeds Account.

Section 3.9. Investment of Primary Reserve Account or Collateral Proceeds Account. Any moneys held as part of the Primary Reserve Account or the Collateral Proceeds Account shall be invested by the Trustee, upon the written direction of the Treasurer.

[End of Article III]

ARTICLE IV

STATE ASSISTANCE AND REPAYMENT

Section 4.1. State Assistance. The Director shall lend to the Borrower the State Assistance Amount pursuant to the Supplement and this Loan Agreement as the State Assistance for the purpose of financing a portion of the Allowable Costs of the Project. The Borrower agrees, subject to Section 11.4 hereof to repay the State Assistance by making all of the payments provided for in Section 4.2 or Section 4.3 of this Loan Agreement and the TDD Bond. The loan of the State Assistance shall be evidenced and secured by the Loan Documents.

Section 4.2. Borrower’s Payments for the State Assistance.

Not later than the 1st day of each June and December, commencing December 1, 2022 and continuing through December 1, 2046, or until the principal of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, and as further evidenced and secured by the TDD Bond, the Borrower, subject to Section 11.4 hereof and in consideration of the loan of the State Assistance, shall pay as loan payments to the Director the amounts shown on the “State Assistance Payment Schedule” on Appendix I attached hereto and to the TDD Bond (the “Loan Payments”); provided that, all such Loan Payments shall be made by the TDD Trustee as the payment of Debt Service Charges on the TDD Bond and to the Trustee for the account of the Borrower and benefit of the Director as registered owner of the TDD Bond. Each payment by the TDD Trustee of Debt Service Charges on the TDD Bond shall constitute and satisfy the obligation of the Borrower to make Loan Payments for the purpose of this Loan Agreement. Payment or provision for payment of Debt Service Charges on the Bonds shall be deemed to be payment, or provision for payment, of Loan Payments on the Loan and Debt Service Charges on the TDD Bond as provided in Section 6.03(a) of the TDD Indenture.

If any payment required by the immediately preceding paragraph is not made on the due date thereof, the Trustee shall, to the extent that funds are available therefor, transfer to the Debt Service Account an amount equal to such payment from the Collateral Proceeds Account and, if the balance in the Collateral Proceeds Account is insufficient, from the Primary Reserve Account. The Trustee shall also notify the Guarantor on the date any such payment is due if the Trustee has not received the Loan Payment by 11:00 a.m. (local time) on the date it is due.

If moneys are transferred from the Primary Reserve Account or the Collateral Proceeds Account to the Debt Service Account pursuant to the provisions of Section 14 of the General Bond Order, and if no Event of Default is then existing, the Borrower shall receive a credit against Loan Payments payable hereunder, in inverse order of their maturity, in an amount equal to the amount so transferred.

If no Event of Default is then existing and if the balance in the Primary Reserve Account is greater than or equal to the aggregate amount of Loan Payments to become due and payable during the remaining Loan Term of this Loan Agreement, the Borrower may direct the Trustee to apply moneys in the Primary Reserve Account to pay installments of Loan Payments as they become due and, in such case and notwithstanding the provisions of Section 4.5 hereof, neither the Borrower nor the TDD Bonds Beneficiary shall be required to deliver moneys to the Trustee to restore the balance in the Primary Reserve Account to an amount equal to the Original Deposit.

Not later than the 1st day of each June and December, commencing June 1, 2023, the Borrower shall cause the TDD Trustee to pay to the Trustee, for the account of the Borrower, subject to Section 11.4 hereof, an amount equal to (i) the Trustee’s semiannual administrative fee (which semiannual administrative fee shall be calculated at an annual rate equal to 0.12% of the first $5,000,000 of the principal amount of the Bonds outstanding immediately prior to the respective June 1 or December 1 on which the fee is to be paid and a rate equal to 0.07% of the outstanding principal amount of the Bonds outstanding immediately prior to the respective June 1 or December 1 on which the fee is to be paid in excess of $5,000,000), constituting the fee of the Trustee in connection with its administration of the Project Fund, the Primary Reserve Account and the Collateral Proceeds Account, and (ii) the Director’s administrative fee calculated at a rate equal to 0.0625% of the principal amount of the Bonds outstanding immediately prior to the respective June 1 or December 1 on which the fee is to be paid (collectively, the “Additional Payments”). The Borrower and the Director acknowledge and agree that the Additional Payments are intended to reimburse the Department of Development for a portion of the cost of administering the Ohio Enterprise Bond Fund program.

The TDD Bonds Beneficiary agrees to pay to the Director reasonable expenses of the Director related to the Project and requested by the Director or required by this Loan Agreement or the Trust Agreement, or incurred in enforcing the provisions of this Loan Agreement or the Trust Agreement and which are not otherwise required to be paid by the Borrower under the terms of this Loan Agreement.

In the event Borrower or the TDD Bonds Beneficiary, as applicable, should fail to make any of the payments required in this Section 4.2, the item or installment so in default shall continue as an obligation of the Borrower or the TDD Bonds Beneficiary, as applicable, until the amount in default shall have been fully paid, and the Borrower agrees, subject to Section 11.4 hereof, and TDD Bonds Beneficiary also agrees to pay the same with interest thereon, to the extent permitted by law, at the rate of the Interest Rate for Advances. If any payment required by the first paragraph of this Section 4.2 is not made by the first day of the month following the month in which such payment is due, the Borrower, subject to Section 11.4 hereof, or the TDD Bonds Beneficiary, as applicable, shall pay, in addition to such payment and to the extent permitted by law, a late payment charge of 5% of the amount of such payment.

Section 4.3. Place of Payments. The Loan Payments and any late payment charges to be paid in connection with the State Assistance shall be paid directly to the Trustee, and the Trustee shall deposit such payments in the Debt Service Account. The Additional Payments with respect to the State Assistance shall be paid to the Trustee, who shall pay such amounts to the Director, not less frequently than semi-annually, for deposit in the First Half Account (if received by the Director between January 1 and June 30) or the Second Half Account (if received by the Director between July 1 and December 31) created in the Trust Agreement.

Section 4.4. Primary Reserve Account. Upon delivery of this Loan Agreement and in accordance with the General Bond Order and the Series Bond Order, the Director shall cause a portion of the proceeds of the Bonds in the amount of the Original Deposit to be deposited in the Primary Reserve Account, for which, as provided in Section 6.04 of the TDD Indenture, the Borrower shall receive a credit against the funding of the Series 2022A Debt Service Reserve Requirement. In accordance with the provisions of the General Bond Order and the Series Bond Order, the Trustee shall transfer moneys from the Primary Reserve Account to the Debt Service Account if (a) a Loan Payment is not made in full when due and payable, and (b) the balance in the Collateral Proceeds Account is insufficient to provide funds for such transfer. If, as a result of a transfer described in the immediately preceding sentence, the balance in the Primary Reserve Account is reduced to an amount less than the Original Deposit, the Trustee shall promptly notify the Borrower, the TDD Bonds Beneficiary, the Guarantor and the TDD Trustee by telephone and confirmed in writing, of the amount of such deficiency (a “Primary Reserve Deficiency”). Unless and except to the extent that the Guarantor delivers money to the Trustee for deposit in the Primary Reserve Account in an amount sufficient to eliminate the Primary Reserve Deficiency, the Borrower shall cause the TDD Trustee, as contemplated by the TDD Indenture, to deposit from the Borrower Revenue Fund to the Borrower Reserve Account established under TDD Indenture, on the next date that Loan Payments are scheduled to be due and payable, after first making all transfers and deposits required to be made from the Authority Revenue Fund to pay Debt Service Charges then due and payable on Senior Obligations outstanding under the TDD Indenture, the amount of any continuing Primary Reserve Deficiency, which shall be disbursed immediately by the TDD Trustee to the Trustee for deposit in the Primary Reserve Account.

Pursuant to Section 14 of the General Bond Order, the Trustee shall, under the circumstances described in said Section 14, transfer moneys from the Primary Reserve Account to the Debt Service Account, in order to obtain moneys to make such transfer.

Section 4.5. Obligation of the Borrower and TDD Bonds Beneficiary Hereunder Unconditional. Subject in all respects to Section 11.4 hereof as to the obligations of the Borrower hereunder, the obligations of the Borrower and the TDD Bonds Beneficiary to make the payments required in Article IV hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional until such time as the principal of and interest and premium, if any, on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement and shall not be affected by any circumstances, including, but not limited to, any set off, counterclaim, recoupment, defense (other than payment itself) or other right which the Borrower or the TDD Bonds Beneficiary may have against the Director or anyone else for any reason whatsoever or the failure to complete the Provision of the Project. The Borrower and the TDD Bonds Beneficiary hereby waive, to the extent permitted by applicable law, any and all rights which they may now have or which at any time hereafter may be conferred upon them, by statute or otherwise, to terminate or cancel this Loan Agreement except in accordance with the express terms hereof.

Section 4.6 Notice of Other Defaults. The TDD Bonds Beneficiary shall provide written notice to the Director within ten days of any failure by the TDD Bonds Beneficiary to pay any indebtedness of the TDD Bonds Beneficiary in excess of $50,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) if such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or of any other default under any agreement or instrument relating to any such indebtedness, or any other event, occurring and continuing after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or of any such indebtedness that is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

[End of Article IV]

ARTICLE V

MAINTENANCE, TAXES AND INSURANCE

Section 5.1. Maintenance and Modifications of Project by the TDD Bonds Beneficiary. Subject to the terms of the Loan Documents, the TDD Bonds Beneficiary agrees that during the Loan Term it will keep the Project in good repair and good operating condition, normal wear and tear excepted, at the TDD Bonds Beneficiary’s own cost.

The TDD Bonds Beneficiary shall have the privilege of remodeling or making additions, modifications or improvements to the Project from time to time as it, in the TDD Bonds Beneficiary’s discretion, may deem to be desirable for its uses and purposes; provided, the Project is still used for the Project Purposes upon completion of remodeling, additions, modifications or improvements. The cost of such remodeling, additions, modifications and improvements shall be paid by the TDD Bonds Beneficiary.

Section 5.2. Removal of Project. The TDD Bonds Beneficiary shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary portions of the Project. The TDD Bonds Beneficiary shall have the privilege from time to time of substituting machinery, equipment and related property for any portion of the Project; provided that the machinery and equipment so substituted shall be of a value not less than the value of the machinery or equipment replaced and shall not make the Project unsuitable for the Project Purposes, and provided that such equipment shall constitute Mortgaged Property as defined in the Mortgage. Any such substitute machinery and equipment shall become part of the Project for purposes of this Loan Agreement. In the event such substitutions exceed $250,000 in any calendar year, the TDD Bonds Beneficiary shall promptly notify the Director and the Trustee of any such substitutions of machinery or equipment, which notice shall include a description of the substituted machinery or equipment. The TDD Bonds Beneficiary shall also have the privilege of removing any portion of the Project, without substitution therefor; provided, that the TDD Bonds Beneficiary shall pay to the Director a sum equal to the then value of the portion of the Project removed, as determined by an Independent Engineer selected by the TDD Bonds Beneficiary, and so long as any of the Bonds remain outstanding, the TDD Bonds Beneficiary shall pay such amounts directly to the Trustee for deposit in the Collateral Proceeds Account and shall deliver to the Borrower, the TDD Trustee, the Director and the Trustee a certificate signed by said Independent Engineer setting forth the value of the portion of the Project removed and stating that the removal of thereof will not make the Project unsuitable for the Project Purposes.

The Director agrees to execute and deliver such documents as the TDD Bonds Beneficiary may properly request in connection with any action taken by the TDD Bonds Beneficiary in conformity with this Section 5.2. The removal of a portion of the Project pursuant to the provisions of this Section shall not entitle the TDD Bonds Beneficiary to any abatement or diminution of the amounts payable under Section 4.2 or 4.3 hereof.

Section 5.3. Indemnification by the Guarantor. The Guarantor shall indemnify and hold harmless the Director, the Treasurer, the State and the Trustee (including any member, officer, director or employee thereof) (collectively, the “Indemnified Parties”) against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon, incurred by or asserted against an Indemnified Party arising or resulting from, or in any way connected with (i) financing, acquisition, construction, installation, operation, use or maintenance of the Project (including, but not limited to, claims relating to compliance with Chapter 4115, Ohio Revised Code), or (ii) any act, failure to act or misrepresentation by the Borrower in connection with, or in the performance of any obligation on the Borrower’s part to be performed, related to the issuance, sale and delivery of the Bonds or under this Loan Agreement or the Trust Agreement. In the event any action or proceeding is brought against any Indemnified Party by reason of any such claim, such Indemnified Party will promptly give written notice thereof to the Borrower and the Guarantor. The Borrower and the Guarantor each shall be entitled to participate at its own expense in the defense or, if it so elects, to assume at its own expense the defense of such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Borrower; but if the Borrower shall elect not to assume such defense, it shall reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by such Indemnified Party. If at any time the Indemnified Party becomes dissatisfied, in its reasonable discretion, with the selection of counsel by the Guarantor, a new mutually agreeable counsel shall be retained at the expense of the Guarantor. Each Indemnified Party agrees that the Guarantor shall have the sole right to compromise, settle or conclude any claim, suit, action or proceeding against any of the Indemnified Parties. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ counsel in any such action at its own expense; and provided further that such Indemnified Party shall have the right to employ counsel in any such action and the fees and expenses of such counsel shall be at the expense of the Guarantor if: (i) the employment of counsel by such Indemnified Party has been authorized by the Guarantor, (ii) there reasonably appears that there is a conflict of interest between the Guarantor and the Indemnified Party in the conduct of the defense of such action (in which case the Guarantor shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Guarantor shall not in fact have employed counsel to assume the defense of such action. The Guarantor shall also indemnify the Indemnified Parties from and against all costs and expenses, including reasonable attorneys’ fees, lawfully incurred in enforcing any obligations of the Borrower under this Loan Agreement or the Loan Documents. Anything herein to the contrary notwithstanding, the foregoing agreements by the Borrower to indemnify any Indemnified Party shall not apply to negligent acts or acts of willful misconduct on the part of such Indemnified Party. The Borrower and the Guarantor shall not be liable for any settlement of any action or claim effected without its prior written consent. The obligations of the Guarantor under this Section shall survive the termination of this Loan Agreement and the Loan Documents and shall be in addition to any other rights, including without limitation, rights to indemnity which any Indemnified Party may have at law, in equity, by contract or otherwise.

Section 5.4. Taxes, Other Governmental Charges and Utility Charges. The TDD Bonds Beneficiary shall pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the TDD Bonds Beneficiary therein or thereon which, if not paid, may become or be made a lien on the Project or a charge on the revenues and receipts therefrom, and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project.

Notwithstanding the foregoing, the TDD Bonds Beneficiary shall have the right, but at its own cost and expense and after prior written notice to the Director, to contest the validity or the amount of any such tax, assessment or governmental charge by appropriate proceedings timely instituted, unless the Director shall notify the TDD Bonds Beneficiary in writing that, in the reasonable opinion of legal counsel to the Director, by nonpayment of any such items the lien and security interest granted under the Loan Documents to the Director as to any material part of the Project will be materially affected or the Project or any material part thereof will be subject to loss or forfeiture, in which event the TDD Bonds Beneficiary shall promptly cause such lien to be discharged as aforesaid or give the Director adequate protection in regard to such risks. The Director shall have the commercially reasonable discretion to determine the adequacy of the protection proffered.

Section 5.5. Insurance Required. The TDD Bonds Beneficiary shall insure the Project in an aggregate amount equal to the replacement cost of the Project, but in any event not less than 100% of the aggregate principal amount of Bonds outstanding from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as “extended coverage”, plus vandalism and malicious mischief, in insurance companies authorized to issue such policies in the State. Any insurance policy maintained by the TDD Bonds Beneficiary pursuant to this Section may provide that the policy does not cover the first $250,000 or less of loss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to equipment similar to the Project) be approved in writing by the Director, with the result that the TDD Bonds Beneficiary is its own respective insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to the TDD Bonds Beneficiary unless such premium shall have been paid by the Director or Trustee.

As an alternative to the above, the TDD Bonds Beneficiary may insure such property under a blanket insurance policy or policies that cover not only such property but also other properties of the TDD Bonds Beneficiary or its affiliates.

Section 5.6. Additional Provisions Respecting Insurance. Any insurance policy issued pursuant to Section 5.6 hereof shall be so written or endorsed as to make losses, if any, adjustable by the TDD Bonds Beneficiary and payable to the TDD Bonds Beneficiary and the Trustee, for the account of the Director (subject to the rights of the holder of the Senior Mortgage); provided, any such insurance policy may be so written or endorsed as to make losses not in excess of $250,000 for each occurrence payable directly to the TDD Bonds Beneficiary as hereinafter provided in Section 6.1. Each insurance policy provided for in Section 5.5 and Section 5.8 hereof shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to the Director and the Trustee at least thirty days in advance of such cancellation, and the TDD Bonds Beneficiary shall deliver to the Director and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by the TDD Bonds Beneficiary and shall keep such duplicate copies or certificates up to date. The Trustee shall be entitled to rely on these certificates as to the compliance with the insurance requirements without further inquiry and shall have no duty to request copies of such copies or certificates which are required to be furnished to it hereunder.

Section 5.7. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of this Loan Agreement shall be applied as follows: (i) the Net Proceeds of the insurance required in Section 5.5 hereof shall be applied as provided in Section 6.1 hereof, and (ii) the Net Proceeds of the insurance required in Section 5.8 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

Section 5.8. Public Liability Insurance. The TDD Bonds Beneficiary agrees that it will maintain commercial general liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any premises occupied by the TDD Bonds Beneficiary, and maintain all workers’ compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the TDD Bonds Beneficiary may be engaged in business. All insurance for which provision has been made in this Section 5.8 shall be maintained against such risks, at such amounts and with such retentions or deductibles as such insurance is usually carried by Persons engaged in the same or similar businesses, and all such insurance shall be effected or maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the TDD Bonds Beneficiary may maintain workers’ compensation insurance in any state or jurisdiction in any manner permitted by the laws of that jurisdiction. The Director, the Trustee, the Borrower and the TDD Trustee shall be made additional insureds under such policies. The insurance provided by this Section 5.8 may be by blanket insurance policy or policies.

Section 5.9. Advances. In the event the TDD Bonds Beneficiary shall fail to maintain the full insurance coverage required by this Loan Agreement, shall fail to keep the Project in good repair and operating condition, normal wear and tear excepted, or shall fail to pay any tax, assessment, governmental charge, public or private utility charge or other amount to be paid by the TDD Bonds Beneficiary under this Loan Agreement or any other Loan Document, the Director or the Trustee may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same, may make such repairs or replacements as are necessary and provide for payment thereof or pay any such tax, assessment, governmental charge, public or private utility or other amount; and all amounts so paid or advanced therefor by the Director or the Trustee shall become an additional obligation of the TDD Bonds Beneficiary to the Director or the Trustee, as applicable, which amounts, together with interest thereon at the Interest Rate for Advances from the date thereof, the TDD Bonds Beneficiary agrees to pay on demand.

Section 5.10. Environmental Matters. Throughout the Loan Term, the TDD Bonds Beneficiary agrees that the TDD Bonds Beneficiary shall:

(a) ensure that the Project Site remains in compliance in all material respects with all applicable Environmental Laws;

(b) maintain a system at the Project Site to assure and monitor continued compliance in all material respects with all applicable Environmental Laws, which system shall include periodic reviews of such compliance;

(c) in the event the TDD Bonds Beneficiary (i) obtains, gives or receives written notice of a release or threat of release of a “reportable quantity” (as defined in Environmental Laws) of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has occurred at the Project Site (any such event being hereinafter referred to as a “Hazardous Discharge”), or (ii) receives any notice of material violation, request for information or other written notification that the TDD Bonds Beneficiary is potentially responsible for investigation or cleanup of environmental conditions at the Project Site (a “Cleanup Notice”), or (iii) receives a demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or material violation of Environmental Laws affecting the Project Site (any of the foregoing being hereinafter referred to as an “Environmental Complaint”) from any Person, including the Ohio Environmental Protection Agency or the United States Environmental Protection Agency, the TDD Bonds Beneficiary shall, within 15 business days, give written notice of same to the Director and the Borrower detailing the facts and circumstances of which the TDD Bonds Beneficiary are aware giving rise to the Hazardous Discharge, Cleanup Notice or Environmental Complaint. Such information is to be provided solely to allow (i) the Director to protect the Director’s security interest in the Project and to assess the ability of the Guarantor and TDD Bonds Beneficiary to satisfy their respective obligations under the Loan Documents and is not intended to create nor shall it create any obligation, responsibility or liability on the part of the Director with respect thereto, and (ii) the Borrower to consider the potential impact upon the Borrower Pledged Revenue and the ability of the Guarantor and TDD Bonds Beneficiary to satisfy their respective obligations under the Loan Documents and is not intended to create nor shall it create any obligation, responsibility or liability on the part of the Borrower with respect thereto;

(d) respond promptly to any Hazardous Discharge, Cleanup Notice or Environmental Complaint as required by applicable Environmental Law;

(e) defend and indemnify the Director, the Borrower, the Trustee and the TDD Trustee and hold the Director, the Borrower, the Trustee and the TDD Trustee harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney’s fees, suffered or incurred by the Director, the Borrower, the Trustee or the TDD Trustee under or on account of any noncompliance or alleged noncompliance with any Environmental Laws in connection with the Project;

The TDD Bonds Beneficiary’s obligations described above in this Section 5.10(e) shall arise upon the discovery of the presence, other than in compliance with Environmental Laws, of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum at the Project Site, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum. The TDD Bonds Beneficiary’s obligations and the indemnifications hereunder shall survive the termination of this Loan Agreement; and

(f) Nothing in this Section 5.10 shall require the TDD Bonds Beneficiary to disclose or otherwise make available to the Director, the Borrower or any third party any environmental audits or other privileged or confidential information regarding the TDD Bonds Beneficiary or the Project, including, without limitation, the TDD Bonds Beneficiary’s compliance with Environmental Laws, except as required by applicable Environmental Law or by order of a court of competent jurisdiction.

[End of Article V]

ARTICLE VI

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 6.1. Damage to or Destruction of Project. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project shall be damaged or partially or totally destroyed by fire, flood, windstorm, or other casualty, there shall be no abatement or reduction in the amounts payable by the TDD Bonds Beneficiary under this Loan Agreement, and, to the extent that the claim for loss resulting from such damage or destruction is not greater than $100,000, the TDD Bonds Beneficiary (i) will promptly repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as will not make the Project unsuitable for the Project Purposes, and (ii) will apply for such purpose so much as may be necessary of any Net Proceeds of insurance policies resulting from claims for such losses not in excess of $100,000 as well as any additional moneys of the TDD Bonds Beneficiary necessary therefor.

Section 6.2. Use of Insurance Proceeds. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and full payment of the State Assistance Amount, the Project shall be destroyed (in whole or in part) or damaged by fire, flood, windstorm or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $100,000, the TDD Bonds Beneficiary shall promptly give written notice thereof to the Director, the Borrower, the Trustee and the TDD Trustee. All Net Proceeds of insurance policies resulting from claims for such losses in excess of $100,000 shall, so long as the Bonds shall be outstanding, but subject to the provisions of the Senior Mortgage, be paid to and held by the Trustee in the Collateral Proceeds Account, whereupon, unless the TDD Bonds Beneficiary shall have elected to exercise its option to prepay all amounts due under this Loan Agreement pursuant to the provisions of Section 10.2(a) of this Loan Agreement, (i) the TDD Bonds Beneficiary shall proceed to repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the TDD Bonds Beneficiary and as will not make the Project unsuitable for the Project Purposes, and (ii) the Trustee will disburse moneys in the Collateral Proceeds Account to or upon the direction of the TDD Bonds Beneficiary for payment of the costs of such repair, rebuilding or restoration, either on completion thereof or, if the TDD Bonds Beneficiary shall so request, as the work progresses. Any such disbursements shall be made pursuant to the procedures set forth in Section 3.3 of this Loan Agreement for disbursement of moneys in the Project Fund, including, but not limited to, the requirement that the TDD Bonds Beneficiary obtain the written approval of the Director and the approval, or deemed approval, of the Borrower with respect to each disbursement. In the event the moneys in the Collateral Proceeds Account are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the TDD Bonds Beneficiary nonetheless shall complete the work and pay the costs thereof from its own resources. The TDD Bonds Beneficiary shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the Director or any diminution in or postponement of the amounts payable under Section 4.3 of this Loan Agreement.

Section 6.3. Eminent Domain. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, there shall be no abatement or reduction in the amounts payable by the TDD Bonds Beneficiary under this Loan Agreement, and any Net Proceeds received from any award made in such eminent domain proceedings shall be paid to and deposited by the Trustee in the Collateral Proceeds Account and shall be applied by the Director or the TDD Bonds Beneficiary in one or more of the following ways as shall be directed in writing by the Authorized TDD Bonds Beneficiary Representative:

(a) to the restoration of the improvements located on the Project Site to substantially the same condition as they existed prior to the exercise of said power of eminent domain;

(b) to the acquisition, by construction or otherwise, by the TDD Bonds Beneficiary of other improvements suitable for the TDD Bonds Beneficiary’s operation at the Project (which improvements shall be deemed a part of the Project); or

(c) to the redemption of all or a portion of the Bonds pursuant to the Trust Agreement, together with accrued interest thereon to the date of redemption upon exercise of the option to prepay authorized by Section 10.2(b) of this Loan Agreement.

Within ninety days from the date of entry of a final order in an eminent domain proceeding granting condemnation, the Authorized TDD Bonds Beneficiary Representative shall provide written notice to the Director, the Borrower, the Trustee and the TDD Trustee as to which of the ways specified in this Section the TDD Bonds Beneficiary elects to have the Net Proceeds of the condemnation award applied. Any balance of the Net Proceeds remaining after such application shall be retained in the Collateral Proceeds Account.

[End of Article VI]

ARTICLE VII

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1. No Warranty of Condition or Suitability. Neither the Director nor the Borrower makes any warranty, either express or implied, as to the condition, workmanship, merchantability or capacity of the Project or any part thereof or as to its or any part’s suitability or operation for the Project Purposes.

Section 7.2. Right of Access to the Project. The TDD Bonds Beneficiary agrees that the Director and the Borrower and any of the Director’s or Borrower’s duly authorized and appointed agents shall have the right, at all reasonable times to enter upon the Project Site and to examine and inspect the Project after, as long as no Event of Default exists, providing reasonable advance notice to the TDD Bonds Beneficiary (which notice may be given orally). The TDD Bonds Beneficiary further agrees that the Director and the Director’s duly authorized agents shall have such rights of access to the Project Site and the Project as may be reasonably necessary for the proper maintenance of the Project in the event of failure by the TDD Bonds Beneficiary to perform its obligations under Section 5.1 hereof; provided that, the right of access for that purpose shall not impose on the Director or its agents any obligation to perform any obligations of the TDD Bonds Beneficiary under Section 5.1 hereof.

Section 7.3. Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the obligations of the Borrower under this Loan Agreement, the DD Bonds Beneficiary has entered into the Mortgage with respect to the Mortgaged Property (as defined in the Mortgage), under which the TDD Bonds Beneficiary has granted a security interest in certain property and interests therein (the “HOFV Collateral”) in which a security interest may be granted and perfect under the Uniform Commercial Code of a relevant jurisdiction.

The TDD Bonds Beneficiary hereby irrevocably authorizes the Director at any time and from time to time to file in any filing office in any relevant Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) describe the HOFV Collateral and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the TDD Bonds Beneficiary is an organization, the type of organization and any organizational identification number issued to the TDD Bonds Beneficiary. The TDD Bonds Beneficiary agrees to furnish any such information to the Director promptly upon the Director’s request. The TDD Bonds Beneficiary also ratifies its authorization for the Director to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. The TDD Bonds Beneficiary shall pay any applicable billing fees and related expenses. The TDD Bonds Beneficiary hereby further authorizes the Director to file all effective financing statements pursuant to 7 U.S.C. Section 1631, and amendments to effective financing statements describing the HOFV Collateral in any offices as Director, in its sole discretion, may determine.

The Borrower agrees, at the request and option of the Director and at the cost and expense of the TDD Bonds Beneficiary, to take any and all actions the Director may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the TDD Trustee to enforce, the TDD Trustee’s security interest in any and all of the Borrower Pledged Revenue, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower’s signature thereon is required therefor, (b) causing the Director’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Director to enforce, the Director’s security interest in the HOFV Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any HOFV Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the TDD Trustee to enforce, the TDD Trustee’s security interest in such HOFV Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Director and such third parties, including, without limitation, any consent of any licensor, lessor or other person obligated on HOFV Collateral, and (e) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Director to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

Section 7.4. [Reserved]

Section 7.5. [Reserved]

Section 7.6. Information Concerning Operations. The TDD Bonds Beneficiary shall furnish to the Director upon request, but not less frequently than the annual financial statements to be furnished pursuant to Section 7.7 hereof, a statement certifying (a) the number of employees of the TDD Bonds Beneficiary employed at the Project Site on the date of delivery of this Loan Agreement; (b) the total number of TDD Bonds Beneficiary’s employees then employed at the Project Site; (c) the number of employees of the TDD Bonds Beneficiary laid off or terminated at the Project Site since the date of delivery of this Loan Agreement; (d) the current number of women and minority employees employed at the Project Site by TDD Bonds Beneficiary; and (e) upon the Director’s prior written request, such other employment, economic, and statistical data concerning the Project and Project Site as may reasonably be requested by the Director.

Section 7.7. Affirmative Covenants of the TDD Bonds Beneficiary. Throughout the Loan Term, the TDD Bonds Beneficiary shall:

(a) Employment Statement; Job Creation; Increase in Interest Rate. Furnish to the Director by March 1 of each year, or upon request, throughout the term of the Loan a statement certifying (i) the number of employees of the TDD Bonds Beneficiary as of the date of the Application; (ii) the number of employees of the TDD Bonds Beneficiary then currently employed; (iii) the number of employees of the TDD Bonds Beneficiary laid off or terminated from the Project since the Closing Date; and (iv) such other employment, economic and statistical data concerning the TDD Bonds Beneficiary as may be reasonably requested by the Director.

The Borrower has represented, relying exclusively upon representations made by the TDD Bonds Beneficiary, that the Loan will permit the TDD Bonds Beneficiary to create an estimated six new full-time equivalent jobs at the Project Site not later than December 31, 2025 (the “Metric Evaluation Date”). If the TDD Bonds Beneficiary fails, for reasons other than Market Conditions and Other Factors, to create and retain at least such aggregate jobs by the Metric Evaluation Date, the Director may exercise any rights and remedies provided for hereunder, including but not limited to, increasing the interest rate on the outstanding balance of the Loan to a rate equal to 10%. In the event of any such interest rate increase, the Director shall notify the Borrower, the Trustee, and the TDD Trustee in writing, and any amounts received representing such interest rate increase shall not be pledged to the Trustee under the Trust Agreement but shall deposited by the Trustee on behalf of the Director in the Facilities Establishment Fund.

The TDD Bonds Beneficiary shall provide to the Director an annual jobs report in the format required by the Director from time to time, providing information for the applicable reporting period detailing the number of employees who have been hired and/or retained by the TDD Bonds Beneficiary at the Project Site. Notwithstanding the terms of this Agreement, the Director has the reasonable discretion to determine compliance, including but not limited to, whether the TDD Bonds Beneficiary has satisfied the requirements pertaining to the aggregate number of jobs created and/or the aggregate payroll at the Project Site.

(b) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the TDD Bonds Beneficiary, the TDD Bonds Beneficiary’s income or any of the TDD Bonds Beneficiary’s property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the TDD Bonds Beneficiary’s property. Notwithstanding the preceding sentence, the TDD Bonds Beneficiary may, at the TDD Bonds Beneficiary’s expense and after prior written notice to the Director and the Borrower, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments, governmental charges, levies and claims and during the period of contest, and after notice to the Director, may permit the items so contested to remain unpaid. However, if at any time the Director shall notify the TDD Bonds Beneficiary in writing that, in the opinion of legal counsel satisfactory to the Director, by nonpayment of any such items the lien and security interest created by the Security Documents as to any material part of the Project will be materially affected or the Project or any material part thereof will be subject to imminent loss or forfeiture, the TDD Bonds Beneficiary shall promptly pay such taxes, assessments, charges, levies or claims.

(c) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the TDD Bonds Beneficiary’s existence, except as provided in subsection (a) of Section 7.8, the TDD Bonds Beneficiary’s current ownership and the TDD Bonds Beneficiary’s material rights and franchises.

(d) Maintain Property. Maintain and keep, consistent with the past practices of the TDD Bonds Beneficiary, the material properties of the TDD Bonds Beneficiary in good repair, working order and condition, normal wear and tear excepted, and from time to time make all repairs, renewals and replacements which, in the opinion of the TDD Bonds Beneficiary, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the TDD Bonds Beneficiary from selling or otherwise disposing of any property whenever, in the good faith judgment of the TDD Bonds Beneficiary, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the TDD Bonds Beneficiary and provided, further that the TDD Bonds Beneficiary shall comply with the Security Documents.

(e) Maintain Insurance. Keep all of the TDD Bonds Beneficiary’s insurable property insured against loss or damage by fire and other risks, maintain commercial general liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the TDD Bonds Beneficiary; and maintain all such workers’ compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the TDD Bonds Beneficiary may be engaged in business. All insurance for which provision has been made in this subsection shall be maintained against such risks, in such amounts and with such retentions and deductibles as such insurance is usually carried by Persons engaged in the same or similar businesses, and, as applicable, with full replacement cost coverage, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the TDD Bonds Beneficiary may effect worker’s compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

(f) Furnish Information. Furnish to the Director:

(i) Annual Reports. Within one hundred eighty (180) days after the release of its audit report, the Guarantor shall provide the Director with a copy of such audit report containing a balance sheet of the Guarantor as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all examined by and accompanied by an opinion of its independent certified public accountants to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Guarantor’s financial position at the close of such period and the results of its operations for such period.

(ii) Certificate; No Default. With each of the financial reports required to be furnished under this Section, a certificate of the Guarantor’s chief executive officer, chief financial officer or Vice President stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Guarantor proposes to take with respect thereto, and that (b) no action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, is pending or to the knowledge of the Guarantor’s officers threatened in writing, which, if adversely determined, would be reasonably likely to have a material adverse effect on the Guarantor or on the TDD Bonds Beneficiary to carry on the business which is contemplated in connection with the Project, all as of the date of such certificate, except as disclosed in such certificate.

(iii) Other Information. The TDD Bonds Beneficiary shall provide, or cause to be provided, such other public information respecting the business, properties or the condition or operations, financial or otherwise, of the TDD Bonds Beneficiary as the Director may reasonably request.

(g) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director and the Borrower, describing the same and the steps being taken by the TDD Bonds Beneficiary with respect thereto:

(i) the occurrence of an Event of Default; or

(ii) any action, suit or proceeding by the TDD Bonds Beneficiary or against the TDD Bonds Beneficiary at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of the TDD Bonds Beneficiary to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the TDD Bonds Beneficiary to perform the transactions contemplated by this Loan Agreement, or would materially and adversely affect the TDD Bonds Beneficiary’s business, operations, properties, assets or condition, or

(iii) the occurrence of a Reportable Event, as defined in ERISA, under, or the institution of steps by the TDD Bonds Beneficiary to withdraw from, or the institution of any steps to terminate, any Plan, as defined in Section 7.8(b) hereof, as to which the TDD Bonds Beneficiary may have liability.

(h) Inspection Rights. Permit the Director and the Borrower, or any agents or representatives thereof, after providing reasonable advance written notice to the TDD Bonds Beneficiary to examine and make copies of and abstract from the records and books of account of the TDD Bonds Beneficiary; visit the Project Site; and discuss the general business affairs of the TDD Bonds Beneficiary with any of its officers or shareholders.

(i) Zoning, Planning and Environmental Regulations. Complete in all material respects the Provision of the Project and operate and maintain the Project in such manner as to conform, in all material respects, with all applicable zoning, planning, building, environmental and other applicable governmental regulations (or variances therefrom) imposed or granted by any Governmental Authority and as to be consistent with the purposes of the Act.

(j) Use of Project Fund Moneys. Use all moneys disbursed from the Project Fund (except for any amounts transferred to the Collateral Proceeds Account pursuant to the terms of this Loan Agreement) for the payment of Allowable Costs relating to Provision of the Project.

(k) Ohio Goods and Services. Use commercially reasonable efforts to purchase goods and services from Persons located in the State.

Section 7.8. Negative Covenants of the Borrower. Throughout the Loan Term, the Borrower shall not without the prior written consent of the Director:

(a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of the Borrower’s assets, consolidate with or merge into any other entity, permit any change in the state, province or other jurisdiction of incorporation or organization of the Borrower, or change their corporate names; provided, however, that the Borrower may, without violating the agreement contained in this subsection, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into the Borrower, or sell, transfer or otherwise dispose of all, or substantially all, of the Borrower’s assets and thereafter dissolve if: (i) the written consent of the Director is obtained which consent shall not be unreasonably withheld, delayed or conditioned; (ii) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the relevant Borrower hereunder (if such surviving, resulting or transferee entity is other than the Borrower); and (iii) the surviving, resulting or transferee entity, as the case may be, is a corporation or other entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Borrower immediately prior to such disposition, consolidation or merger, transfer or change of form and, provided further, the Borrower may change or permit a change in the state, province or other jurisdiction of its incorporation or organization or change its corporate name if it shall deliver written notice of such change to the Director not less than 30 days prior to any such change being made.

(b) ERISA. Voluntarily terminate any employee benefit plan or other plan (a “Plan”) maintained for employees of the Borrower and covered by Title IV of ERISA, so as to result in any material liability of the Borrower to the Pension Benefit Guaranty Corporation (“PBGC”), enter into any “Prohibited Transaction” (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Borrower to the PBGC, cause any occurrence of any “Reportable Event” (as defined in Title IV of ERISA) which results in any material liability of the Borrower to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Borrower to the PBGC.

(c) Reserved.

(d) Change of Business. Enter into any business which is substantially different from that presently conducted by the Borrower without the written consent of the Director, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 7.9. Negative Covenants of the TDD Bonds Beneficiary. Throughout the Loan Term, the TDD Bonds Beneficiary shall not without the prior written consent of the Director and the Borrower:

(a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of the TDD Bonds Beneficiary’s assets, consolidate with or merge into any other entity, permit any change in the state, province or other jurisdiction of incorporation or organization of the TDD Bonds Beneficiary, or change their corporate names; provided, however, that the TDD Bonds Beneficiary may, without violating the agreement contained in this subsection, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into the TDD Bonds Beneficiary, or sell, transfer or otherwise dispose of all, or substantially all, of the TDD Bonds Beneficiary’s assets and thereafter dissolve if: (i) the written consent of the Director and the Borrower is obtained which consent shall not be unreasonably withheld, delayed or conditioned; (ii) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the relevant TDD Bonds Beneficiary hereunder (if such surviving, resulting or transferee entity is other than the TDD Bonds Beneficiary); and (iii) the surviving, resulting or transferee entity, as the case may be, is a corporation or other entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the TDD Bonds Beneficiary immediately prior to such disposition, consolidation or merger, transfer or change of form and, provided further, the TDD Bonds Beneficiary may change or permit a change in the state, province or other jurisdiction of its incorporation or organization or change its corporate name if it shall deliver written notice of such change to the Director and the Borrower not less than 30 days prior to any such change being made.

(b) ERISA. Voluntarily terminate any employee benefit plan or other plan (a “Plan”) maintained for employees of the TDD Bonds Beneficiary and covered by Title IV of ERISA, so as to result in any material liability of the TDD Bonds Beneficiary to the Pension Benefit Guaranty Corporation (“PBGC”), enter into any “Prohibited Transaction” (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the TDD Bonds Beneficiary to the PBGC, cause any occurrence of any “Reportable Event” (as defined in Title IV of ERISA) which results in any material liability of the TDD Bonds Beneficiary to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the TDD Bonds Beneficiary to the PBGC.

(c) Reserved.

(d) Change of Business. Enter into any business which is substantially different from that presently conducted by the TDD Bonds Beneficiary without the written consent of the Director and the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 7.10. Mechanics’ and Other Liens. The TDD Bonds Beneficiary shall not suffer or permit any mechanics’ or other liens to be filed or exist against the Project nor any part thereof, nor against the Project Fund or the Collateral Proceeds Account. If any such liens shall at any time be filed, the TDD Bonds Beneficiary shall, within 120 days after notice of the filing thereof but subject to the right to contest hereinafter set forth, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the TDD Bonds Beneficiary shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Director, the Director may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount paid by the Director shall be reimbursed by the TDD Bonds Beneficiary to the Director on demand, and if not so reimbursed on demand shall be paid by the TDD Bonds Beneficiary with interest thereof at the Interest Rate for Advances from the date of payment by the Director, which amounts the TDD Bonds Beneficiary agrees to pay. Nothing in this Section shall require the TDD Bonds Beneficiary to pay or discharge any such lien so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided if the amount of the lien claim is in excess of $100,000, the TDD Bonds Beneficiary shall have delivered to the Director an opinion of counsel, selected by the TDD Bonds Beneficiary and reasonably acceptable to the Director, to the effect that nonpayment of any such lien during the pendency of such contest will not adversely affect the priority of the liens of the Security Documents on right, title or interest in the Project.

[End of Article VII]

ARTICLE VIII

SPECIAL COVENANTS

Section 8.1. Assignment, Sale or Lease by the Borrower and the TDD Bonds Beneficiary. Neither the Borrower nor the TDD Bonds Beneficiary shall assign this Loan Agreement in whole or in part, except in accordance with the provisions of this Agreement, without the consent of the Director, which shall not be unreasonably withheld or delayed; provided that the Borrower may assign any of it rights under this Loan Agreement to the TDD Trustee. The TDD Bonds Beneficiary shall not sell or otherwise convey the Project in whole or in part, except in accordance with the provisions of this Loan Agreement and as permitted under the Mortgage, without the consent of the Director and the Borrower, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the TDD Bonds Beneficiary is expressly permitted to, or grant licenses to, easements in, or other rights to, Persons to use the spaces within the Project for the purposes hereunder without the prior written consent of the Director or the Borrower.

Section 8.2. Pledge by the Director. The Director has pledged all moneys receivable under or pursuant to this Loan Agreement for payment of the State Assistance to the Trustee pursuant to the Trust Agreement. The Borrower and the TDD Bonds Beneficiary each hereby consent to such assignment and pledge.

[End of Article VIII]

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.1. Event of Default. Each of the following shall be an “Event of Default” hereunder:

(a) failure by the Borrower, TDD Bonds Beneficiary, or the Guarantor to pay, within five (5) business days after the date when due, any installment of principal, interest, Additional Payment or any combination thereof under this Loan Agreement or failure to pay within ten (10) business days after the demand any other amounts required to be paid to the Director or the Trustee under the Loan Documents; or

(b) the occurrence of an Event of Default under any of the other Loan Documents or the occurrence of an event of default under any document, agreement, or instrument between or among the Borrower, the TDD Bonds Beneficiary, or the Guarantor relating to the TDD Bonds or this Loan Agreement, including the Guaranty, and the failure of the Borrower, the TDD Bonds Beneficiary, or the Guarantor, as applicable, to cure such Event of Default or event of default within any applicable cure period or the failure of such lender to waive such event of default; or

(c) failure by the Borrower or the TDD Bonds Beneficiary to observe and perform any term, covenant or agreement contained in the Loan Documents (other than as required pursuant to subsections (a) and (b) above), and the failure of the Borrower or the TDD Bonds Beneficiary, as applicable, within 30 days after written notice thereof shall have been given to the Borrower or the TDD Bonds Beneficiary by the Director, to cure, or commence to cure, the same; or

(d) any representation or warranty made by the Borrower or the TDD Bonds Beneficiary in any Loan Document or in connection therewith shall prove to have been incorrect in any material respect when made; or

(e) the TDD Bonds Beneficiary shall fail to pay any indebtedness of the TDD Bonds Beneficiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise)f, and such failure shall continue after the applicable grace period and/or cure period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period and/or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or;

(f) the Guarantor shall: (i) admit in writing its inability to pay its debts generally as such debts become due; (ii) (A) commence a voluntary bankruptcy case concerning the Guarantor, as applicable, or (B) have an involuntary bankruptcy case commenced against the Guarantor, and either have an order of insolvency or reorganization entered against the Guarantor, or have the case remain undismissed and unstayed for 90 days; (iii) commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect and either have an order entered against the Guarantor, thereunder or remain undismissed or unstayed for 90 days or there is commenced against the Guarantor, any such proceeding which remains undismissed or unstayed for 90 days; (iv) be adjudicated insolvent or bankrupt; (v) make a general assignment for the benefit of creditors; (vi) have a receiver, trustee or custodian appointed for the Guarantor, for the whole or any substantial part of its property or a receiver, trustee or custodian or any other officer or representative of the court or of creditors, or any court, government officer or agency shall take and hold possession of any substantial part of its property; or (vii) take any other action for the purpose of effecting the foregoing; or

(g) a judgment or order for the payment of money in excess of $100,000 (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against the TDD Bonds Beneficiary or the Guarantor, and such judgment or order shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

(h) any “accumulated funding deficiency”, as defined in Section 302 of ERISA, shall exist with respect to the Guarantor’s ERISA plans.

The foregoing provisions of subsection (c) only of this Section are subject to the following limitations: if by reason of Force Majeure the Borrower or the TDD Bonds Beneficiary are unable in whole or in part to perform or observe the Borrower’s or the TDD Bonds Beneficiary obligations under this Loan Agreement, other than the Borrower’s obligation to make payments required hereunder so long as a banking moratorium is not in effect, the Borrower or the TDD Bonds Beneficiary or the Guarantor shall not be deemed in default during the continuance of inability, including a reasonable time for the removal of the effect thereof.

Section 9.2. Remedies. If an Event of Default shall have occurred and be continuing, the Director, at any time, at the Director’s election, may exercise any or all or any combination of the remedies conferred upon or reserved to the Director under this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto, or now or hereafter existing at law, or in equity or by statute. Subject to the foregoing, and, with respect to the HOFV Collateral, subject to the terms of the Intercreditor Agreement, any or all of the following remedies may be exercised:

(a) if the State Assistance shall not have been disbursed, in whole or in part, termination of any and all of the Director’s obligations under this Loan Agreement;

(b) declaration that the entire unpaid balance of all amounts owed to the Director are immediately due and payable, whereupon the same shall become immediately due and payable, without notice or demand, such notice or demand being expressly waived, to the extent permitted by law, by the Borrower;

(c) direction to the Trustee, in writing, to transfer any amounts remaining in the Project Fund to the Collateral Proceeds Account;

(d) exercise of all or any rights and remedies as the Director may have under this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto;

(e) inspection, examination and copying of the available books, records, accounts and financial data pertaining to the TDD Revenues;

(f) exercise of any rights, remedies and powers the Director may have at law or in equity as may appear necessary or desirable to collect all amounts then due and thereafter to become due under this Loan Agreement, and the other Loan Documents or any instrument or document collateral thereto or to enforce the performance and observance of any other obligation, agreement or covenant of the Borrower or the TDD Bonds Beneficiary under the Loan Documents or any instrument or document collateral thereto, including, without limitation, as a secured party under the Uniform Commercial Code or other similar laws in effect;

(g) personally, or by agent or attorneys, immediately retake possession of the HOFV Collateral or any part thereof, from the TDD Bonds Beneficiary or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any premises of the TDD Bonds Beneficiary where any of the HOFV Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the TDD Bonds Beneficiary;

(h) sell, assign or otherwise liquidate, or direct the TDD Bonds Beneficiary to sell, assign or otherwise liquidate, any or all of the HOFV Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(i) take possession of the HOFV Collateral or any part thereof, by directing the TDD Bonds Beneficiary in writing to deliver the same to the Director at any place or places designated by the Director, in which event the TDD Bonds Beneficiary, as applicable, shall at its own expense:

(i) forthwith cause the same to be moved to the place or places so designated by the Director and there delivered to the Director;

(ii) store and keep any HOFV Collateral so delivered to the Director at such place or places pending further instruction from the Director, and

(iii) while the HOFV Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the HOFV Collateral in good condition;

it being understood that the TDD Bonds Beneficiary’s obligation so to deliver the HOFV Collateral is of the essence of this Loan Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Director shall be entitled to a decree requiring specific performance by the TDD Bonds Beneficiary of said obligation; and

(j) take whatever action at law or in equity as may appear, in the discretion of the Director, necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower or the TDD Bonds Beneficiary under this Loan Agreement.

(k) Any HOFV Collateral, which is personal property, repossessed by the Director under or pursuant to Section 9.2 hereof and any other HOFV Collateral whether or not so repossessed by the Director, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Director may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the HOFV Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Director or after any overhaul or repair which the Director shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the Borrower or the TDD Bonds Beneficiary specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the TDD Bonds Beneficiary, or any nominee of the TDD Bonds Beneficiary to acquire the HOFV Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the Borrower and the TDD Bonds Beneficiary specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Director’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the city where such HOFV Collateral is located. To the extent permitted by any such requirement of law, the Director may bid for and become the purchaser (by bidding in secured obligations or otherwise) of the HOFV Collateral or any item thereof, offered for sale in accordance with this Section 9.2 without accountability to the Borrower or the TDD Bonds Beneficiary. If, under mandatory requirements of applicable law, the Director shall be required to make disposition of the HOFV Collateral within a period of time which does not permit the giving of notice to the Borrower or the TDD Bonds Beneficiary as hereinabove specified, the Director need give the Borrower or the TDD Bonds Beneficiary only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

(l) Any amounts collected pursuant to action taken under this Section shall be paid first into the Collateral Proceeds Account and applied in accordance with the provisions of the Trust Agreement or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Trust Agreement) then to all other amounts payable thereunder and under the Loan Documents, and finally, if all such amounts have been fully paid, as directed by the TDD Bonds Beneficiary.

Section 9.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement, each other Loan Document and any instrument or document collateral thereto or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary, unless otherwise required by law or equitable principles, to give any notice, other than such notice as may be herein expressly provided for herein or required by law.

Section 9.4. Agreement to Pay Attorneys’ Fees and Expenses. If an Event of Default shall occur and the Director or the Trustee shall incur expenses, including reasonable attorneys’ fees, in connection with the enforcement of this Loan Agreement or any of the other Loan Documents or any instrument or document collateral thereto or the collection of sums due thereunder, the Borrower, subject to Section 11.4 hereof or the TDD Bonds Beneficiary, as applicable, shall reimburse the Director or the Trustee, as applicable, for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment, to the extent permitted by law, at the Interest Rate for Advances, and shall, to the extent permitted by law, constitute additional indebtedness secured hereby and by the Trust Agreement and the Loan Documents, and in any action brought to collect such indebtedness or enforce the Loan Documents, the Director shall be entitled to seek the recovery, to the extent permitted by law, of such expenses in such action.

Section 9.5. No Additional Waiver Implied by One Waiver. No failure by the Director to insist upon the strict performance by the Borrower or the TDD Bonds Beneficiary of any provision hereof shall constitute a waiver of the Director’s right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower or the TDD Bonds Beneficiary to observe or comply with any provision hereof.

Section 9.6. Waiver of Appraisement, Valuation, Etc. In the event the Borrower or the TDD Bonds Beneficiary should default under any of the provisions of this Loan Agreement, the Borrower or the TDD Bonds Beneficiary, as applicable, agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

[End of Article IX]

ARTICLE X

REDEMPTION OF BONDS; PREPAYMENT OF LOAN

Section 10.1. Redemption of Bonds.

(a) The Director, at the written request at any time of the TDD Bonds Beneficiary with the consent of the Borrower if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Trust Agreement to effect redemption of all or part of then outstanding Bonds, as may be specified by the TDD Bonds Beneficiary, on the earliest redemption date on which such redemption may be made under such applicable provisions, if the TDD Bonds Beneficiary shall then have deposited with the Trustee moneys sufficient to pay the principal of and premium, if any, and interest due or to become due on such redemption date with respect to the Bonds as to which such request is made.

(b) At the Director’s election upon the occurrence and continuance of an Event of Default, the Director may take all steps that may be necessary under the applicable redemption provisions of the Trust Agreement to effect redemption of all or part of the then outstanding Bonds in accordance with Section 5 of the Supplement.

Section 10.2. Optional Prepayment of State Assistance. The TDD Bonds Beneficiary shall have, and is hereby granted, subject to its provision of prior written notice to the Borrower and the TDD Trustee, the option to prepay all amounts due hereunder with respect to the State Assistance prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), if any of the following shall have occurred:

(a) The Project shall have been damaged or destroyed as set forth in Section 6.1 hereof (i) to such extent that it cannot be reasonably restored within a period of six months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the TDD Bonds Beneficiary is thereby prevented from carrying on its normal operations for a period of six consecutive months.

(b) Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or Person acting under governmental authority (i) to such extent that Project cannot be restored within a period of six consecutive months to a condition of comparable usefulness to that existing prior to such taking, or (ii) such taking results in the TDD Bonds Beneficiary being thereby prevented from carrying on its normal operations therein or thereon for a period of six consecutive months.

To exercise such option, the TDD Bonds Beneficiary shall, within 120 days following the event authorizing the exercise of such option, give written notice to the Borrower, Director and the Trustee, and the TDD Trustee specifying therein the date of prepayment, which date shall be not less than 50 nor more than 90 days from the date such notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of optional redemption of the Bonds, in which arrangements the Borrower, the Director, and the TDD Bonds Beneficiary shall cooperate. The prepayment amount payable by the TDD Bonds Beneficiary in the event of its exercise of the option granted in this Section shall be the sum of the following:

(1)	An amount of money which, when added to (i) the moneys and investments held to the credit of the Collateral Proceeds Account allocable to the Bonds and the Primary Reserve Account and (ii) the aggregate Loan Payments made by the Borrower and not theretofore applied to the payment of principal of or interest on the Bonds, will be sufficient pursuant to the provisions of the Trust Agreement, to pay and discharge all then outstanding Bonds on the date of prepayment of the State Assistance, plus

(2)	An amount of money which, when added to (i) the monies and investments held to the credit of the Collateral Proceeds Account allocable to the Additional Reserve Account, and (ii) the aggregate Loan Payments made by the Borrower, will be sufficient pursuant to the provisions of this Loan Agreement to pay and discharge all amounts due hereunder, plus

(3)	An amount of money equal to the Trustee’s fees and actual out-of-pocket expenses, to the extent payable by the Borrower pursuant to this Loan Agreement, accrued and to accrue until such final payment and redemption of the Bonds.

In the event of the exercise of the option granted in this Section, any Net Proceeds of insurance or condemnation received by the Trustee after prepayment of the State Assistance shall be paid to the TDD Bonds Beneficiary, notwithstanding any provision of Section 6.1 and 6.2 hereof.

Section 10.3. Mandatory Redemptions; Mandatory Prepayment of State Assistance.

(a) The TDD Trustee shall deliver to the Trustee, for the account of the Borrower, the moneys needed to redeem the Bonds in accordance with any mandatory redemption provisions relating to the Bonds as may be set forth in the Supplement.

(b) The TDD Bonds Beneficiary shall be required to prepay the State Assistance, including any prepayment penalties, if the TDD Bonds Beneficiary terminates operation of the Project prior to the end of the Loan Term. If the State Assistance is required to be prepaid in accordance with this Section 10.3(b), the TDD Bonds Beneficiary shall deliver or cause to be delivered to the Trustee the moneys needed to redeem the Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Supplement not later than 90 days after the date on which the prepayment obligation is established.

Section 10.4. Option to Defease Bonds. Provided no Event of Default has occurred and is existing, the TDD Bonds Beneficiary or the Borrower may instruct the Trustee to apply any moneys on deposit in the Collateral Proceeds Account, together with any moneys furnished to the Trustee by the Borrower, the TDD Bonds Beneficiary or the Guarantor but not constituting payments due under Article IV of this Loan Agreement, to any of the following purposes:

(a)	purchase of Bonds in the open market at prices not greater than their fair market value;

(b)	redemption of Bonds pursuant to the optional redemption provisions thereof; or

(c)	defeasance of Bonds pursuant to Article IX of the Trust Agreement.

If the sum of the amounts in the Collateral Proceeds Account and the Primary Reserve Account, when added to the amount delivered by the TDD Bonds Beneficiary to the Trustee for application in accordance with this Section, is sufficient to purchase for cancellation, optionally redeem or defease all of the Outstanding Bonds, the Trustee shall, at the direction of the TDD Bonds Beneficiary with the consent of the Borrower, apply moneys in the Collateral Proceeds Account and the Primary Reserve Account for any of such purposes.

[End of Article X]

ARTICLE XI

MISCELLANEOUS

Section 11.1. Termination of Agreement. This Loan Agreement shall be in full force and effect from the date hereof until the end of the Loan Term, at which time the obligations of the Director, the Borrower, and the TDD Bonds Beneficiary hereunder (and any obligations of the Guarantor) shall terminate, provided that any obligations of the Borrower and the TDD Bonds Beneficiary with respect to the payment of costs and expenses under this Loan Agreement shall survive such termination and continue in effect until such costs and expenses are paid.

Section 11.2. Amounts Remaining in Collateral Proceeds Account and Primary Reserve Account. It is agreed by the parties hereto that after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), and the fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, any amounts remaining in the Collateral Proceeds Account or the Primary Reserve Account upon expiration or sooner cancellation or termination of this Loan Agreement shall belong to and be paid to the Borrower (to be disbursed in accordance with the provisions of the TDD Bonds) by the Trustee as overpayment of Loan Payments.

Section 11.3. Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed sufficiently given when mailed by registered or certified mail, postage prepaid, addressed to the recipient at the appropriate Notice Address, or sent and confirmed received by telex, telecopy or similar means of electronic or facsimile transmission to the Notice Address, provided, however, that any notice to the Trustee shall not be deemed to be given until received by it. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Director, the Borrower, the TDD Bonds Beneficiary, or the Trustee shall also be given to the others. The Borrower, TDD Bonds Beneficiary, the Director, and the Trustee may, by notice given hereunder, change a Notice Address or designate any further addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 11.4. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Director, the Borrower, the TDD Bonds Beneficiary and their respective successors and assigns, subject, however, to the limitations contained in Section 8.1 hereof, and subject to the further limitations, as set forth on page 1 of this Loan Agreement, (i) any obligation of the Director created by or arising out of this Loan Agreement shall not be a general debt of the Director or the State but shall be payable solely out of the proceeds derived from this Loan Agreement and (ii) any obligation of the Borrower created by or arising out of this Loan Agreement shall never constitute a general obligation, debt or bonded indebtedness, or a pledge of the general credit, of the Borrower or give rise to any pecuniary liability of the Borrower, but shall be payable or required to be satisfied by the Borrower solely from the Borrower Pledged Revenue to the extent it is available and permitted by the TDD Indenture to be used for that purpose.

Section 11.5. Extent of Covenants; No Personal Liability.

(a) All covenants, stipulations, obligations and agreements of the Director contained in this Loan Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future Director in other than such Director’s official capacity acting pursuant to the Act.

(b) All covenants, obligations and agreements of the Borrower contained in this Loan Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member of the Legislative Authority of the Borrower or of any present or future officer, employee or agent of the Borrower, in other than his or her official capacity, and neither the present or future members of its Legislative Authority, nor any present or future officer, employee or agent of the Borrower, shall be subject to any personal liability or accountability by reason of the stipulations, obligations or agreements contained in this Agreement.

Section 11.6. Amendments, Changes and Modifications. This Loan Agreement may not be amended, or supplemented except by an instrument in writing executed by the Director, the TDD Bonds Beneficiary, and the Borrower.

Section 11.7. Execution Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument. Copies (photostatic, facsimile or otherwise) of any party’s signature to this Loan Agreement shall be deemed to be an original, and may be relied on to the same extent as an original signature.

Section 11.8. Severability. If any provision of this Loan Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be or unenforceable, such determination shall not affect any other, provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable, provision, covenant, obligation or agreement were not contained herein. Such invalidity or unenforceability shall not affect any valid or enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 11.9. Captions. The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

Section 11.10. Governing Law. This Loan Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 11.11. Waiver of Jury Trial. THE DIRECTOR, THE TDD BONDS BENEFICIARY AND, TO THE EXTENT PERMITTED BY LAW, THE BORROWER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG OR BETWEEN THE DIRECTOR,THE BORROWER, AND THE TDD BONDS BENEFICIARY, AND ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS LOAN AGREEMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[End of Article XI; Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Director, the Borrower and the TDD Bonds Beneficiary have caused this Loan Agreement to be executed in their respective names by their duly authorized officers and members, all as of the date first above written.

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO

By:	/s/ Matthew McClellan
Name:	Matthew McClellan
Title:	Assistant Director

STARK COUNTY PORT AUTHORITY

By:	/s/ Ron Manse
Name:	Ron Manse
Title:	Chairperson

And By:	/s/ Brant Luther
Name:	Brant Luther
Title:	Secretary

HOF VILLAGE CENTER FOR PERFORMANCE, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

[Signature Page to Loan Agreement]

FISCAL OFFICER’S CERTIFICATE

The undersigned hereby certify that the money required to meet the obligations of the Stark County Port Authority (the “Borrower”) under the foregoing Loan Agreement during the year 2022 bas been lawfully appropriated by the Board of Directors of the Borrower for such purpose and is in the treasury of the Borrower or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances. The obligations of the Borrower under the foregoing Loan Agreement are limited as provided in Section 11.4 thereof. This Certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code

By:	/s/ Brant Luther
Name:	Brant Luther
Title:	Secretary Stark County Port Authority

And By:	/s/ Roger Mann
Name:	Roger Mann
Title:	Treasurer Stark County Port Authority

Dated: October 19, 2022

EXHIBIT A

PROJECT

The “Project” means the construction of the Center of Performance, a 100,000 square feet recreational facility on a portion of the Project Site, constituting an Eligible Project as defined in the Act.